                                                                    EXHIBIT 10.1


                IN THE SUPERIOR COURT OF THE STATE OF CALIFORNIA

                         FOR THE COUNTY OF SANTA BARBARA

                                                                         [STAMP]

PEOPLE OF THE STATE OF CALIFORNIA,               Case No.:

                                    Plaintiff,

                  V.
                                                 PERMANENT INJUNCTION AND
                                                 FINAL JUDGMENT

BEVERLY ENTERPRISES, INC.; BEVERLY
HEALTH AND REHABILITATION SERVICES,
INC.; BEVERLY ENTERPRISES-CALIFORNIA,
INC; AND BEVERLY HEALTHCARE-
CALIFORNIA, INC.,

                                   Defendants.

                               FOR THE PLAINTIFFS:

BILL LOCKYER                                     THOMAS W. SNEDDON, JR.
Attorney General of the State of California      District Attorney for the
THOMAS A. TEMMERMAN                              County of Santa Barbara
Senior Assistant Attorney General                TRACY GROSSMAN
MARK ZAHNER                                      Deputy District Attorney
Supervising Deputy Attorney General              State Bar No. 166778
ALAN B. ROBISON                                  1105 Santa Barbara Street
Deputy Attorney General                          Santa Barbara, CA 93101
CLAUDE W. VANDERWOLD                             (805) 568-2300
Deputy Attorney General
State Bar No. 051959
Department of Justice, Office of the Attorney General
Bureau of Medi-Cal Fraud and Elder Abuse
1425 River Park Drive, Suite 300
Sacramento, CA 95814
(916) 274-2905

                              FOR THE DEFENDANTS:

KEVIN S. ROSEN                                   LISA SPECHT
Attorney at Law                                  Attorney at Law
State Bar No. 133304                             State Bar No. 072763
GIBSON, DUNN & CRUTCHER, LLP                     MANATT, PHELPS & PHILLIPS, LLP
333 South Grand Avenue                           11355 W. Olympic Blvd.
Los Angeles, CA 90071                            Los Angeles, CA 90064
(213) 229-7635                                   (310) 312-4000

          PERMANENT INJUNCTION AND FINAL JUDGMENT - TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

I.     DEFINITIONS                                                        2

II     GENERAL PROVISIONS                                                 4

III.   TERM OF INJUNCTIVE RELIEF                                          9

IV.    INJUNCTIVE RELIEF - COMPLIANCE WITH REGULATIONS                    9

V.     INJUNCTIVE RELIEF - PROPHYLACTIC MEASURES                         13

       A.     Compliance Program                                         13

              1)      California Compliance Officer                      13

              2)      Facility Compliance Officer                        14

              3)      Quality Reviews                                    14

              4)      Confidential Disclosure Program                    15

              5)      Criminal Background Checks                         16

       B.     Written Standards                                          16

              1)      Code of Conduct                                    16

              2)      Policies and Procedures                            17

       C.     Training Programs                                          19

       D.     Residents' Rights, Dignity, and Privacy                    20

       E.     Restraints                                                 22

       F.     Prevention of Resident Abuse and Neglect                   24

       G.     Resident Care                                              26

       H.     Medically-Related Social Services                          27

       I.     Housekeeping and Maintenance                               28

       J.     Assessments of Residents                                   28

       K.     Care Planning                                              29

           PERMANENT INJUNCTION AND FINAL JUDGMENT - TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

       L.      Professional Standards                                    30

       M.      Pressure Sores and Skin Conditions                        31

       N.      Accident Prevention                                       34

       O.      Nutrition and Dietary Concerns                            35

       P.      Medication Management                                     37

       Q.      Sanitation and Infection Control                          39

       R.      Clinical Records                                          41

       S.      Diabetes                                                  42

       T.      Elimination and Incontinence (Bowel and Bladder)          42

       U.      Mental Health Needs                                       43

       V.      Cardiopulmonary Resuscitation (CPR)                       43

       W.      Gastrostomy Tubes
               (aka G-Tubes or Feeding Tubes)                            43

       X.      Wanderers                                                 43

       Y.      Staffing                                                  44

       Z.      Training                                                  45

       AA.     Medical Directors                                         46

       BB.     New Business Units or Locations                           48

       CC.     Notifications and Submission of Reports                   48

       DD.     Notification Within 48 Hours                              53

       EE.     Inspection and Review                                     54

VI.    NOTIFICATION AND OPPORTUNITY TO CURE                              55

VII.   DISCLOSURES AND PRIVILEGES                                        58

          PERMANENT INJUNCTION AND FINAL JUDGMENT - TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

VIII.   MODIFICATION OF INJUNCTIVE RELIEF                                58

IX.     COSTS                                                            58

X.      PENALTIES                                                        59

XI.     MISCELLANEOUS ORDERS                                             59

                IN THE SUPERIOR COURT OF THE STATE OF CALIFORNIA

                         FOR THE COUNTY OF SANTA BARBARA



PEOPLE OF THE STATE OF CALIFORNIA,               CASE NO.

                  Plaintiff,

          V.

BEVERLY ENTERPRISES, INC.; BEVERLY
HEALTH AND REHABILITATION                        PERMANENT INJUNCTION AND FINAL
SERVICES, INC.; BEVERLY ENTERPRISES -            JUDGMENT
CALIFORNIA, INC.; and BEVERLY
HEALTHCARE-CALIFORNIA, INC.,

                  Defendants.


         Plaintiff, the PEOPLE OF THE STATE OF CALIFORNIA, by and through their attorneys, Bill Lockyer, Attorney General of the State of California, Thomas W. Sneddon, Jr., District Attorney of Santa Barbara County, Thomas A. Temmerman, Senior Assistant Attorney General, Mark L. Zahner, Supervising Deputy Attorney General, Alan B. Robison, Deputy Attorney General, Claude W. Vanderwold, Deputy Attorney General, and Tracy Grossman, Deputy District Attorney of Santa
Barbara County, and Defendants, BEVERLY ENTERPRISES, INC., BEVERLY HEALTH AND REHABILITATION SERVICES, INC., BEVERLY ENTERPRISES - CALIFORNIA, INC., and BEVERLY HEALTHCARE-CALIFORNIA, INC. (collectively, "Beverly" or "Defendants"), by and through their attorneys, Gibson, Dunn and Crutcher, LLP, by Kevin S. Rosen, and Manatt, Phelps & Phillips, by Lisa Specht, have stipulated that this Permanent Injunction and Final Judgment (hereafter "PIFJ") may be entered in the above-referenced action.

         WHEREAS, Plaintiff has alleged and continues to take the position that Defendants violated California Business and Professions Code section 17200 et seq. by violating various statutes and/or regulations applicable to skilled nursing facilities owned, licensed, operated, managed, directed, administered and/or controlled by the Defendants; and



--------------------------------------------------------------------------------
                     PERMANENT INJUNCTION AND FINAL JUDGMENT

         WHEREAS, Defendants deny the allegations and legal conclusions of the above paragraph but have taken the position that they have agreed to a resolution of the Plaintiff's claims in order to avoid the delay, uncertainty, inconvenience, and expense of litigation; and

         WHEREAS, Plaintiff and Defendants have agreed to enter into this stipulated PIFJ:

         GOOD CAUSE APPEARING THEREFOR,

         IT IS HEREBY ORDERED, ADJUDGED, AND DECREED:

                                       I.

                                   DEFINITIONS

         1. AFFILIATE/S: An affiliate of a person or entity, or a person or entity "affiliated" with a specified person or entity means:

                  A. Any person or entity directly or indirectly owning, controlling, or holding with power to vote twenty (20) per centum or more of the outstanding voting securities of such other person or entity;

                  B. Any person or entity, twenty (20) per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person or entity; or

                  C. Any person or entity directly or indirectly controlling, controlled by, or under common control with, such other person or entity.

         2. CONTROL: The term "control" (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting shares, by contract, or otherwise.

         3. SUBSIDIARY: The terms "subsidiary" or "subsidiaries" of a specified person or entity is an affiliate controlled by such person or entity directly or indirectly through one or more intermediaries.

         4. COVERED PERSONS: As used herein, Covered Persons includes each of the named Defendants, their subsidiaries and affiliates, and their respective officers, directors, employees, partners, agents, representatives, subsidiaries, transferees, assigns, successors, contractors, and subcontractors, consistent with the limitations set forth in this PIFJ. "Covered Persons" does not


                                        2
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                     PERMANENT INJUNCTION AND FINAL JUDGMENT
include private caregivers hired by any resident or the family or friends of any resident to provide care to a resident of one of Defendants' California skilled nursing facilities.

         5. DEFENDANTS: As used herein, Defendants shall include the named Defendants, and each of them separately, as well as any corporation, limited liability company, partnership, or any other legal entity or organization which any of the named Defendants (or any of each named Defendant's subsidiaries or affiliates) controls and which directly or indirectly controls any California skilled nursing facilities.

         6. QAA COMMITTEE: As used herein, QAA Committee is intended to mean a Quality Assurance and Assessment Committee pursuant to applicable law.

         7. EFFECTIVE DATE is the date of the filing of this PIFJ.

         8. EFFECTIVE PERIOD is the period of time the injunctive provisions of this PIFJ are in effect, beginning on the date of the filing of this PIFJ.

         9. FACILITY or SKILLED NURSING FACILITY as used herein means each and every skilled nursing facility located in California that is now or hereafter owned, licensed, operated, managed, directed, administered, or controlled by any of the Defendants, their subsidiaries or affiliates either currently or at any time during the Effective Period of this PIFJ.

         10. RESIDENT and PATIENT are used interchangeably herein, and any reference to one includes the other.

         11. COMMUNICATION SYSTEM as used herein means any electronic system, call bells, lights, or any other system or means used by residents to call for or attract the attention of the staff of the skilled nursing facility.

         12. LICENSED or CERTIFIED staff as used herein includes registered nurses, licensed vocational nurses, certified nursing assistants, and any other staff providing care, treatment, or services directly to the residents, who are required by the State of California to be licensed or certified. Licensed or Certified staff does not include private caregivers hired by any resident or the family or friends of any resident to provide care to a resident of one of Defendants' California skilled nursing facilities.


                                        3
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                     PERMANENT INJUNCTION AND FINAL JUDGMENT

         13. MONITOR or MONITORING as used herein means to watch, observe, check for, and/or keep track of compliance with the applicable provisions of this PIFJ to which the required monitoring relates, including reviewing records when necessary. The monitoring required by this PIFJ need not be constant and/or continuous, but may be periodic with a reasonable frequency sufficient to achieve the goal(s) for which the monitoring is required.

         14. PATIENT CARE STAFF as used herein means any staff in a skilled nursing facility in California having responsibility for the direct care of a resident. This includes the following: licensed staff; certified nurse assistants; restorative aides; rehabilitation aides; patient feeders; wound care staff; anyone under any title who provides care to a resident; and any staff who are making assessments (including, but not limited to, Minimum Data Set assessments) of residents. "Patient care staff" does not include private caregivers hired by any resident or the family or friends of any resident to provide care to a resident of one of Defendants' California skilled nursing facilities.

                                       II.

                               GENERAL PROVISIONS

         15. Nothing in this PIFJ, nor any act performed, nor any document executed pursuant to this PIFJ, shall constitute a finding of any violation of any statutory, regulatory, common law, or equitable duty, claim, or principle.

         16. Venue lies in this judicial district because at least some of the acts and/or omissions by the Defendants as alleged are claimed to have occurred within this Court's jurisdiction.

         17. Jurisdiction is retained for the purpose of enabling any party to this PIFJ to apply to the Court at any time for such further orders and directions as might be necessary or appropriate for the construction, interpretation, or carrying out of the injunctive or other non-monetary provisions of this PIFJ, for the enforcement of full compliance therewith, and for addressing violations thereof.

         18. Beverly Enterprises, Inc. is a Delaware corporation with its headquarters and principal place of business located at One Thousand Beverly Way, Fort Smith, Arkansas. Beverly Enterprises, Inc. owns, directly or indirectly, all of the stock of the other Defendants, including Beverly Health and Rehabilitation Services, Inc., Beverly Enterprises-California, Inc., and Beverly Healthcare-California, Inc., Beverly Enterprises, Inc. is subject to the jurisdiction of this Court only for the


                                       4
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                     PERMANENT INJUNCTION AND FINAL JUDGMENT
limited purpose of settlement and of entry and enforcement of this PIFJ and is not subject to the jurisdiction of this Court for any other purpose nor otherwise subject to personal jurisdiction of any state or federal court in the State of California. Beverly Enterprises, Inc. is a party to this PIFJ for the limited purpose of settlement. This PIFJ is not and shall not be interpreted as a finding that Beverly Enterprises, Inc. has consented to or is subject to personal jurisdiction of any state or federal court in the State of California except as provided for in this PIFJ.

         19. The injunctive provisions of this PIFJ are entered pursuant to California Business and Professions Code section 17203.

         20. This PIFJ shall only apply to the skilled nursing facilities in California that are owned, licensed, operated, managed, directed, administered, or controlled, now or hereafter, by one or more of the Defendants, their respective subsidiaries or affiliates.

         21. The terms and conditions of this PIFJ shall not apply with respect to any facility in California which is located on real property owned by any of the Defendants, provided, however that (a) such facility is wholly owned, licensed, operated, managed, directed, administered or controlled by an entity which is neither a subsidiary nor an affiliate of any Defendant; (b) the Defendant's sole income from the operation of such facility is rental or mortgage income from the real property on which the facility is situated, excluding buildings and improvements; and (c) Defendants, their subsidiaries and affiliates maintain no service or operational contracts with such facilities or their owners, management or other personnel.

         22. This PIFJ is applicable to and binding upon each of the Defendants, their subsidiaries and affiliates and each of their partners, directors, officers, employees, agents, representatives, subsidiaries, transferees, assigns, successors, contractors, and subcontractors. Provided, however, that qualifying transferees, assigns and successors shall be bound only within the limitations applicable to a "bona-fide third party purchaser" set forth in this PIFJ. With respect to such contractors and subcontractors, the provisions of this PIFJ apply only to care or treatment of residents, or services performed by such contractors and subcontractors at any skilled nursing facility in California owned, licensed, operated, managed, directed, administered, or controlled by any of the Defendants or any of their subsidiaries or affiliates.


                                        5
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                     PERMANENT INJUNCTION AND FINAL JUDGMENT

         23. If any of the Defendants sell, transfer, assign, or convey in any manner any right, title or interest in any California skilled nursing facility, currently or in the future owned or controlled by them or any of their subsidiaries or affiliates, or if any Defendant or any of their subsidiaries or affiliates, shall change its name or the name by which any of them does business or by which a skilled nursing facility does business, then such Defendant, its subsidiary or affiliate, as the case may be, shall provide notice of such sale, transfer, assignment, or conveyance or change to the Bureau of Medi-Cal Fraud and Elder Abuse ("BMFEA") within thirty (30) days after the effective date of such sale, transfer, assignment, conveyance or name change. Such notice shall include the name, address, and telephone number of the new owner or new name; the effective date; and pertinent terms of such sale, transfer, assignment, or conveyance. In the event that such sale, transfer, assignment, or conveyance of the controlling equity interest in a California skilled nursing facility shall be made for fair market value in an arms length transaction to an entity that is neither a subsidiary nor an affiliate of any of the Defendants or their respective subsidiaries or affiliates, such party shall be deemed a "bona-fide third party purchaser." After the effective date of such sale, transfer, assignment or conveyance, such bona-fide third party purchaser shall not be subject to the terms and conditions of this PIFJ. Provided, however, that if any Defendant or any of its subsidiaries or affiliates shall retain or at any time shall reacquire, directly or indirectly, any interest in such facility which causes such facility to fall within the definition of "affiliate" contained in this PIFJ, such facility shall continue to be bound by the terms and conditions of this PIFJ. Defendants shall comply with all rules and regulations of the California Department of Health Services ("DHS") with respect to change of ownership of any skilled nursing facility. For purposes of this PIFJ a purchaser with knowledge of the existence of this PIFJ shall not for that reason alone be deemed not to be a "bona-fide purchaser."

         24. Plaintiff agrees to release the Defendants and their officers, directors, and employees from any further civil liability that the People may be able to assert pursuant to California Business and Professions Code section 17200 et seq. only for conduct regarding quality of patient care arising on or prior to the Effective Date at any of Defendants' skilled nursing facilities located within the State of California. Plaintiff also agrees to release Defendants and their officers, directors, and employees from any civil false claims pursuant to California Government Code section 12651 et seq.,


                                        6
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                     PERMANENT INJUNCTION AND FINAL JUDGMENT
and fraud (both statutory and common law), whether based upon alleged tort or any other legal or equitable theory of recovery, whether based upon statute or common law or otherwise, known or unknown for conduct, acts, and omissions arising out of, or in connection with, quality of patient care on or prior to the Effective Date at any of Defendants' skilled nursing facilities located within the State of California. Furthermore, Plaintiff agrees to release the Defendants and their officers, directors, and employees from civil claims, whether based on alleged tort, or other legal or equitable theory of recovery, whether based upon statute, regulation, or common law, which are based upon information currently known to Plaintiff arising out of the acts or failure to act, involved in the following Department of Health Services (DHS) citations:

         A. DHS Citation No. 0313210002067;

         B. DHS Citation No. 0313210002068;

         C. DHS Citation No. 1216060001528;

         D. DHS Citation No. 1216060001529;

         E. DHS Citation No. 9513100001276;

         F. DHS Citation No. 0714180002436;

         G. DHS Citation No. 0714180002434;

         H. DHS Citation No. 2511560001466;

         I. DHS Citation No. 0314210002001;

         J. DHS Citation No. 0110010001921;

         K. DHS Citation No. 0113660001868;

         L. DHS Citation No. 2315070000974;

         M. DHS Citation No. 9405790001437;

         N. DHS Complaint No. 920006359;

         0. DHS Citation No. 0612410001002;

         P. DHS Citation No. 0109920001357;

         Q. DHS Citation No. 9512730001281;

         R. DHS Citation No. 0113660001401;

         S. DHS Citation No. 0612450001003;


                                       7
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                     PERMANENT INJUNCTION AND FINAL JUDGMENT

         T. DHS Citation No. 0812590002766;

         U. DHS Citation No. 0710880002226 and

         V. DHS citations issued to Beverly Manor Convalescent Hospital on January 12, 2001.

         These releases do not cover the following:

         A. Any type of conduct occurring after the Effective Date;

         B. Criminal conduct occurring at any time;

         C. Liability to the California Department of Health Services, the California Franchise Tax Board, the Centers for Medicare and Medicaid Services, or the Office of the Inspector General for conduct occurring at any time which would give rise to administrative fines, penalties, or other relief which may be sought by such agencies;

         D. The liability of any contractor or subcontractor at any time;

         E. Any enforcement proceedings based upon a violation of the PIFJ.

         25. Only the parties to this PIFJ may rely upon or enforce this PIFJ.

         26. Nothing in this PIFJ shall preclude Defendants from contesting any citation or deficiency or from challenging any present or future statute, regulation, or other requirement that is or becomes covered by or related to this PIFJ.

         27. In Part IV of this PIFJ - "INJUNCTIVE RELIEF - COMPLIANCE WITH REGULATIONS" - with respect to any reference to state or federal regulations to be complied with, the actual language of the regulations, rather than the description of the regulations contained within Part IV, shall control. The Defendants shall comply with such regulations and any revisions of such regulations effective subsequent to the Effective Date of this PIFJ; i.e., the conduct of Defendants shall be governed by the language of the regulations in effect at the time of such conduct. If any revisions to existing regulations result in the regulations or their subdivisions being renumbered, then the regulations or subdivisions as renumbered shall continue to be complied with by the Defendants.


                                        8
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                     PERMANENT INJUNCTION AND FINAL JUDGMENT

                                      III.

                            TERM OF INJUNCTIVE RELIEF

         28. The obligations imposed by this PIFJ on Defendants shall be permanent, unless modified pursuant to the provisions of Part VIII- "MODIFICATION OF INJUNCTIVE RELIEF."

                                       IV.

                 INJUNCTIVE RELIEF - COMPLIANCE WITH REGULATIONS

         29. Pursuant to California Business and Professions Code section 17203, all Covered Persons, while engaged in the conduct of any business activity involving or related to any California skilled nursing facility owned, licensed, operated, managed, directed, administered, or controlled by any of the Defendants, are enjoined and restrained from engaging in or performing directly or indirectly any act that is in violation of any federal or state statute or regulation governing the operation of a California skilled nursing facility with respect to the quality of healthcare or physical environment in which such care is provided to patients of such skilled nursing facility including, but not limited to, all of the following conduct:

TAG NUMBER                              42 CODE OF FEDERAL REGULATIONS
----------                              ------------------------------

Fl50                                            483.5
Fl57                                            483.l0(b)(11)
F165                                            483.10(f)
F167                                            483.10(g)(l)
Fl76                                            483.10(n)
F201                                            483.12(a)(2) and (3)
F203                                            483.12(a)(4)-(6)
F204                                            483.12(a)(7)
F221                                            483.13(a)
F223                                            483.13(b)
F224                                            483.13(c)
F225                                            483.13(c)
F241                                            483.15(a)
F244                                            483.15(c)
F246                                            483.15(e)


                                        9
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                     PERMANENT INJUNCTION AND FINAL JUDGMENT

F248                                            483.l5(f)(l)

F249                                            483.15(g)

F250                                            483.15(g)(1)

F253                                            483.15(h)(2)

F258                                            483.15(h)(7)

F272                                            483.20(b)

F276                                            483.20(c)

F278                                            483.20(g)-(h)

F279                                            483.20(k)

F280                                            483.20(k)(2)

F281                                            483.20(k)(3)(i)

F282                                            483.20(k)(3)(ii)

F283                                            483.20(e)

F309                                            483.25

F310                                            483.25(a)(1)

F311                                            483.25(a)(2)

F312                                            483.25(a)(3)

F314                                            483.25(c)

F315                                            483.25(d)(1)

F316                                            483.25(d)(2)

F318                                            483.25(e)

F322                                            483.25(g)(2)

F323                                            483.25(h)(1)

F324                                            483.25(h)(2)

F325                                            483.25(i)(l)

F326                                            483.25(i)

F327                                            483.25(j)

F328                                            483.25(k)

F329                                            483.25(l)(1)

F330                                            483.25(l)(2)(i)

F331                                            483.25(l)(2)(ii)

F332                                            483.25(m)(1)


                                       10
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                     PERMANENT INJUNCTION AND FINAL JUDGMENT

F333                                            483.25(m)

F353                                            483.30

F362                                            483.35(b)

F363                                            483.35(c)(1)-(3)

F364                                            483.35(d)(1)-(2)

F366                                            483.35(d)(3)-(4)/483.35(e)

F367                                            483.35(e)

F371                                            483.35(h)(2)

F386                                            483.40(b)(1)-(3)

F425                                            483.60

F426                                            483.60(a)

F427                                            483.60(b)(1)-(3)

F429                                            483.60(c)(2)

F430                                            483.60(c)(2)

F432                                            483.60(e)

F441                                            483.65(a)

F454                                            483.70

F456                                            483.70(c)(2)

F463                                            483.70(f)

F465                                            483.70(g)(3)

F469                                            483.70(h)(4)

F490                                            483.75

F493                                            483.75(d)(l)-(2)

F498                                            483.75(f)

F501                                            483.75(i)

F514                                            483.75(l)(1)

F516                                            483.75(l)(3)

F517                                            483.75(m)

F518                                            483.75(m)

F520                                            483.75(o)

F521                                            483.75(o)


                                       11
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                     PERMANENT INJUNCTION AND FINAL JUDGMENT

TITLE 22, CALIFORNIA
CODE OF REGULATIONS
72301(f)                                        72329(f)

72301(g)                                        72335(a)(7)

72311(a)                                        72335(b)

72311(a)(1)                                     72353(b)

72311(a)(1)(A)                                  72357(b)

72311(a)(1)(B)                                  72357(i)

72311(a)(1)(C)                                  72357(j)

72311(a)(2)                                     72365

72311(a)(3)(B)                                  72501(e)

72311(a)(3)(F)                                  72511(a)

72311(a)(3)(G)                                  72511(b)

72311(b)                                        72515(b)

72311(c)                                        72519(b)(1)

72313(a)(1)                                     72519(b)(2)

72313(a)(2)                                     72523(a)

72313(a)(3)                                     72523(b)

72313(a)(6)                                     72523(c)(2)(D)

72315(b)                                        72527(a)(6)

72315(d)                                        72527(a)(9)

72315(f)(1)                                     72527(a)(11)

72315(f)(2)                                     72528(a)

72315(f)(4)                                     72528(b)(1)-(6)

72315(f)(7)                                     72528(c)

72315(h)                                        72543(f)

72315(j)(1)                                     72547(a)(5)(B)

72315(j)(2)(A)                                  72547(a)(5)(C)

72315(m)                                        72547(a)(6)

72329(a)                                        72551(c)

72329(d)                                        72631(a)


                                       12
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                     PERMANENT INJUNCTION AND FINAL JUDGMENT

CALIFORNIA HEALTH AND
SAFETY CODE
1276.5(a)                                       1336.2
1276.5(b)(1)                                    1423(a)
1276.5(b)(2)                                    1424(e)
                                                1424(f)(1)(2)(g)

                                       V.

                    INJUNCTIVE RELIEF - PROPHYLACTIC MEASURES

         30. Pursuant to California Business and Professions Code section 17203, all Covered Persons, while engaged in the conduct of any business activity involving or related to any facility owned, licensed, operated, managed, directed, administered, or controlled by any of the Defendants, are ordered to comply with the following injunctive relief during the Effective Period:

                  A. COMPLIANCE PROGRAM

                           1) CALIFORNIA COMPLIANCE OFFICER

         31. There shall be created and maintained the position of California Compliance Officer, who shall have responsibility over all California skilled nursing facilities licensed, operated, managed, directed, administered, or controlled by Defendants, and whose responsibility will be to ensure that: a) policies and procedures are maintained or developed and implemented which are designed to promote each skilled nursing facility's full compliance with all applicable statutes, regulations, policies, and this PIFJ; b) each skilled nursing facility has a system in place to respond to state, federal, internal, and external reports of quality of care issues and such system functions adequately; c) policies and procedures are adapted and implemented which are designed to ensure that each individual who is cared for at one of Defendants' California skilled nursing facilities receives at least the minimum level of care required by law; and d) services provided are evaluated on a regular basis and appropriate recommendations are made where necessary to ensure each California skilled nursing facility meets professional standards of quality. The California Compliance Officer shall be appointed within twenty (20) days of the Effective Date. In the event a new California Compliance Officer is appointed during the Effective Period, Defendants shall notify the BMFEA, in writing, within fifteen (15) days of such a change.


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                           2) FACILITY COMPLIANCE OFFICER

         32. Defendants shall appoint a Facility Compliance Officer at each of the skilled nursing facilities in California licensed, operated, managed, directed, administered, or controlled by Defendants. Each Facility Compliance Officer shall be responsible for implementing policies and procedures designed to promote conduct which is in full compliance with the requirements set forth in this PIFJ and with the requirements of the state and federal regulations and statutes applicable to California skilled nursing facilities. Defendants shall notify the BMFEA of the names of each Facility Compliance Officer, in writing, within fifteen (15) days of the initial appointment of the Facility Compliance Officer. Each Facility Compliance Officer for each skilled nursing facility in California shall be a member of facility management who is directly involved in the oversight of patient care operations at the skilled nursing facility. Each Facility Compliance Officer shall be responsible for monitoring the patient care operations, and any other operations or activities engaged in by Defendants which are addressed in this PIFJ, to further the compliance objectives as well as any reporting obligations created under this PIFJ. Each Facility Compliance Officer shall also ensure that quality of care issues are appropriately identified, addressed, and corrected. In the event a new Facility Compliance Officer is appointed during the Effective Period, upon the request of BMFEA, Defendants shall notify the BMFEA, in writing, within fifteen (15) days of such a change.

                           3) QUALITY REVIEWS

         33. One or more of the Defendants currently perform Quality Reviews under the "Beverly Quality System." The Quality Reviews (including Quality Review Follow-ups) are described in a 2002 notebook, which Defendants have furnished to the BMFEA. Defendants shall continue to conduct Quality Reviews in the manner described in the 2002 notebook or in a manner that devotes at least equal resources to performing the function of quality review at Defendants' California skilled nursing facilities. Defendants shall notify the BMFEA within fifteen (15) days of any material changes to the form, manner, or frequency of these Quality Reviews.

         34. The Quality Reviews shall continue to make findings of whether the systems are in place and functioning effectively to promote the goal of residents at Defendants' skilled nursing facilities in California receiving the quality of care and quality of life consistent with basic care treatment, and


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


protection from harm standards, as required by applicable law, including 42 C.F.R. Parts 482 and 483 and any other state or federal statutes or regulations.

         35. The Quality Reviews shall continue to make findings of whether the residents at Defendants' skilled nursing facilities in California are in fact receiving the quality of care and quality of life consistent with basic care, treatment, and protection from harm standards, as required by applicable law, including 42 C.F.R. Parts 482 and 483 and any other state or federal statutes or regulations.

         36. Defendants shall perform such other reviews as necessary to ensure that this PIFJ is being appropriately implemented, and to ensure that Defendants are meeting their obligations under state and federal regulations and statutes applicable to skilled nursing facilities in California which directly or indirectly affect the quality of care being provided to the residents of such facilities, as required by applicable law.

                           4) CONFIDENTIAL DISCLOSURE PROGRAM

         37. Defendants operate a Confidential Disclosure Program, which involves a toll-free telephone hotline. The Confidential Disclosure Program enables Covered Persons and other individuals to disclose, to a compliance officer or some other person who is not in the disclosing individual's chain of command, any identified issues or questions associated with Defendants' policies, practices or procedures with respect to a federal health care program, believed by the individual to be inappropriate. Defendants shall continue to publicize the existence of the hotline (e.g., in training, e-mail, intranet, newsletters to employees).

         38. The Confidential Disclosure Program shall continue to emphasize a non-retribution, non-retaliation policy, and include a reporting mechanism for anonymous, confidential communication. Upon receipt of a disclosure, the California Compliance Officer or his/her temporary designee shall gather the information in such a way as to elicit all relevant information from the disclosing individual. The California Compliance Officer or his/her temporary designee shall make a preliminary good faith inquiry into the allegations set forth in every disclosure to ensure that he or she has obtained all of the information necessary to determine whether a further review should be conducted. For any disclosure that is sufficiently specific so that the California Compliance Officer


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

or his/her temporary designee reasonably determines further review is warranted, the California Compliance Officer or his/her temporary designee shall conduct such further review of the allegations and ensure that appropriate follow-up is conducted and that any inappropriate or improper practice identified is appropriately addressed.

         39. The California Compliance Officer or his/her temporary designee shall continue to maintain a confidential disclosure log, which shall continue to include a record and summary of each allegation received, the status of the respective investigations, and any corrective action taken in response to the investigation. In its Annual Reports, Defendants shall provide the Customer Response Report Log Entries for all calls related to patient care, patient quality management concerns, and patient care & services at any California skilled nursing facility. Defendants shall maintain and make available to the BMFEA upon request any other documents related to confidential disclosures (including their investigation and resolution) for at least two years after the reporting year in which the matter was resolved.

                           5) CRIMINAL BACKGROUND CHECKS

         40. Defendants conduct criminal background checks of potential employees. Defendants shall ensure that they: (a) comply with all federal and state requirements regarding criminal background checks for potential employees; and (b) perform and complete a timely criminal background check on all individuals offered employment in a position that involves direct care of patients (and the offer of employment must be conditioned upon the results of the check). For the purposes of this PIFJ, a timely criminal background check means a check completed within thirty (30) days of the offer of employment to the individual. To the extent any agency of any State has performed a criminal background check, Defendants may rely upon the results of such criminal background check.

                  B. WRITTEN STANDARDS

                           1) CODE OF CONDUCT

         41. Defendants have a Code of Conduct and Business Ethics Guideline ("Code 74 Conduct"). Defendants' Code of Conduct shall in all material respects remain in effect.


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         42. To the extent not already done, all Covered Persons, and Covered
Persons hired or contracted within ninety (90) days of the Effective Date, shall be given a copy of the Code of Conduct, except registry personnel; all subsequently hired or contracted Covered Persons, except registry personnel, shall receive a copy of the Code of Conduct as part of their orientation, but in no event no more than thirty (30) days after the date they are hired, appointed, or contracted. Each such Covered Person, except registry personnel, shall certify, in writing, within thirty (30) days after receiving a copy of the Code of Conduct, that he or she has received, read, understood, and will abide by the Code of Conduct. If the Covered Person was given a copy of the Code of Conduct before the Effective Date and has certified, in writing, that he/she received a copy of the Code of Conduct, that shall constitute compliance with the provisions of this paragraph. A copy of the Covered Persons certification shall be kept in his/her personnel file. Defendants shall make the promotion of, and adherence to, the Code of Conduct an element in evaluating the performance of employees working at Defendants' skilled nursing facilities in California.

         43. During the first year after the Effective Date, the California Compliance Officer shall quarterly review and evaluate the Code of Conduct and will revise or supplement it as necessary; after the first year the California Compliance Officer shall annually review and evaluate the Code of Conduct and will revise or supplement it as necessary. Defendants shall distribute revisions or supplements of the Code of Conduct to all Covered Persons within thirty (30) days of such changes being completed. Such Covered Persons shall certify, in writing, within thirty (30) days after receiving a copy of such revisions or supplements, that they have received, read, understood, and will abide by the Code of Conduct as revised or supplemented.

                           2) POLICIES AND PROCEDURES

         44. Within ninety (90) days of the Effective Date, Defendants shall review their written policies and procedures to confirm or develop their commitment to promoting full compliance with state and federal regulations and statutes applicable to California skilled nursing facilities which directly or indirectly affect the quality of care being provided to the residents of such facilities. Defendants shall assess and update as necessary the policies and procedures at least annually, and more frequently if appropriate. The policies and procedures shall be available to the BMFEA upon


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

request. Defendants shall ensure that the relevant portions of its policies and procedures are available to the appropriate Covered Persons within thirty (30) days of being implemented. Within ninety (90) days of the Effective Date, Defendants shall review and analyze their patient care, dietary, and maintenance policies and procedures to ensure that, at a minimum, they have adequate policies and procedures that specifically address:

                  a. Measures designed to ensure that Defendants comply with Cal. Code Regs., tit. 22, Titles XVIII and XIX of the Social Security Act, 42 U.S.C. sections 1395-1395ggg and 1396-1396v, and all regulations promulgated pursuant to these statutes, including but not limited to, 42 C.F.R. Parts 424, 482, and 483, and any other state or local statutes or regulations that address quality of care in skilled nursing facilities;

                  b. Measures designed to promote at least minimally sufficient staffing as required by applicable statutes, regulations, and this PIFJ;

                  c. Measures designed to ensure that staffing needs are decided first and foremost upon achieving the level of care for facility residents required by state and federal regulations and statutes applicable to skilled nursing facilities, including, but not limited to, Cal. Code Regs., tit. 22 and 42 C.F.R. section 483.30 (skilled nursing facilities);

                  d. Measures designed to inform Covered Persons of the staffing requirements of state and federal regulations and statutes which directly or indirectly affect the quality of care being provided to the residents of such skilled nursing facilities;

                  e. Measures designed to promote compliance with the completion of assessments as required by applicable statutes, regulations and this PIFJ;

                  f. Measures designed to promote adherence to the compliance and quality of care standards set forth in applicable statutes, regulations and this PIFJ;

                  g. Measures designed to ensure that compliance issues are identified internally (e.g., through reports of abuse or neglect, reports to supervisors, complaints,


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

quality reviews, CHSRA quality indicators, staff turnover data, or internal surveys) or externally (e.g., consultants) and are promptly and appropriately investigated and, if the investigation substantiates compliance issues, that Defendants implement effective and timely corrective action plans and monitor compliance with such plans;

                  h. Non-retaliation policies and procedures for employees or other Covered Persons to make disclosures or otherwise report on compliance issues; and

                  i. Measures designed to ensure cooperation with the BMFEA, who shall have access to Defendants' skilled nursing facilities, and any and all business records, business material, and patient records that pertain to quality of care in accordance with this PIFJ.

                  C. TRAINING PROGRAMS

         45. Defendants currently have in place a number of training and orientation programs. In paragraphs 48 through 208 below, this PIFJ identifies a number of in-service training programs that are required to be maintained and/or implemented by Defendants for specified Covered Persons. Each such in-service training program shall be given (to the extent it was not previously given within six (6) months prior to the Effective Date by in-service training, orientation, or otherwise) at each skilled nursing facility in California to the staff specified below, excluding registry personnel. No later than one hundred and twenty (120) days of the Effective Date, Defendants shall institute a rotating training program whereby the in-service training programs specified below shall be implemented in a reasonable manner at all California skilled nursing facilities, one each week, until programs in all areas specified below in paragraphs 48 through 208 have been completed. By the time the rotating program is completed, all of their currently employed staff, and all staff hired in the interim period (between six (6) months prior to the Effective Date and one hundred twenty (120) days after the Effective Date), shall have received the in-service training, orientation (in the case of new employees), or other training regarding each subject as applicable. All subsequently hired staff shall receive training by orientation, in-service, or otherwise in each of the areas specified in paragraphs 48 through 208 below as applicable and on a weekly basis consistent with the rotating training program.


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         46. Defendants may arrange the training to be provided pursuant to the provisions of this PIFJ in such a manner so that similar or even different topics can be taught within the same in-service training program, orientation, or other training. Separate in-service training programs, orientations, or other training are not required for each of the topics if some of the topics to be taught can be reasonably combined into one in-service training program and/or orientation and/or other training. Furthermore, if any required topic of training is referred to herein more than once, or the subject matter of any topic of training overlaps with the subject matter of any other topic of training, that shall not create an obligation upon Defendants to teach the same subject matter more than once during the same time period applicable to the required topics of training. However, nothing within this paragraph is intended to diminish or eliminate Defendants' obligations contained within this PIFJ to provide training on given topics on a recurring basis.

         47. For each deficiency of a level F or higher or for each class B, A or AA citation described in the Annual Reports, within 60 days of the Annual Report for that year, Defendants shall verify that in-service training program(s) were conducted for the specific California skilled nursing facility subject to the deficiency or citation addressing the issues set forth in each such deficiency or citation.

                  D. RESIDENTS' RIGHTS, DIGNITY, AND PRIVACY

         48. Defendants shall conduct an in-service training program for all of their currently employed staff regarding residents' rights, including, but not limited to, the following: a) rights that residents are entitled to pursuant to 42 C.F.R. section 483.l0(b)(11)[F157]; and b) the necessity to care for the residents in a manner and environment which will help to maintain or enhance each resident's dignity, privacy, and respect in full recognition of their individuality.

         49. Defendants shall conduct an in-service training program for all of their currently employed licensed nurses regarding physician notifications required by applicable law.

         50. All notifications and consultations required by 42 C.F.R. section 483.10(b)(11)[F157] shall be promptly and accurately charted in the resident's medical record. Each and every attempt at communication as well as the ultimate successful communication, including the identities of the person initiating each communication and the person ultimately contacted, the date and time of each


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


communication or attempted communication, and the nature of each such communication, shall be documented.

         51. The medical records designee shall audit the medical records to ensure proper documentation is being made by the patient care staff of notification efforts required by 42 C.F.R. section 483.10(b)(11) [F157], and that each and every attempt at communication as well as the ultimate successful communication, including the identities of the person initiating each communication and the person ultimately contacted, the date and time of each communication or attempted communication, and the nature of each such communication, is being documented.

         52. The charge nurse, whether a Registered Nurse or a Licensed Vocational Nurse, shall monitor significant resident changes to ensure that proper notification is given and residents' rights respected pursuant to 42 C.F.R. section 483.10(b)(11) [F157].

         53. Each skilled nursing facility shall provide a private space for private conversations by residents with other persons, for use by residents under reasonable conditions.

         54. Each skilled nursing facility shall provide access to a telephone for private conversations by residents, for use by residents under reasonable conditions.

         55. Each skilled nursing facility shall provide a private meeting area for family and resident group meetings, for use under reasonable conditions.

         56. Personal care and medical treatment shall be provided in a private space.

         57. Staff shall knock and announce their presence, and, if possible, obtain an invitation to enter a resident's bedroom area.

         58. New residents shall be informed at the time of their admission of their right to privacy, the location(s) available for private meetings with family or friends, and the location(s) of telephones where privacy and quiet can be maintained.

         59. The manner of being addressed shall be according to each resident's preference, as long as the resident's request is reasonable and will not cause any disruption within the skilled nursing facility.

         60. The Administrator and the Director of Nursing shall monitor resident care along with the QAA Committee, to ensure that the residents are receiving care in a manner and environment which


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will help to maintain or enhance each resident's dignity, privacy, and respect in full recognition of their individuality.

         61. Grooming and personal hygiene shall include care of the skin, shampooing and grooming of hair, oral hygiene, shaving or beard trimming, and cleaning and cutting of fingernails and toenails, and each resident shall be free of offensive odors.

         62. Residents shall be showered or bathed a minimum of twice a week, unless against medical advice or a resident refuses to be showered or bathed. Any refusals to shower or bathe shall be reported to the charge nurse, and the shower or bath shall be offered later and/or rescheduled in case the resident changes his or her mind about wanting a shower or bath, or would prefer a shower or bath at a different time. The medical advice and/or the refusal and/or reschedule shall be charted.

         63. The maintenance staff shall make weekly rounds to ensure that Communication Systems are functional. The Administrator shall monitor the Communication System to ensure that it is functional. A temporary dysfunction of the Communication System shall not constitute a violation of this PIFJ if Defendants did not have reason to know the Communication System had been dysfunctional, and once the Defendants knew or should have known the Communication System was dysfunctional the Defendants acted promptly and reasonably to make the Communication System functional again as soon as possible.

         64. The Administrator shall monitor grievances by residents or their families to ensure proper and timely care is being given to the residents, and to ensure that appropriate resolutions of such grievances are being achieved.

                  E. RESTRAINTS

         65. Defendants shall conduct an in-service training program for all of their currently employed patient care staff regarding appropriate restraint use, including, but not limited to, use of restraints only with a physician's order, and restraints being appropriately applied and released at least every two (2) hours when appropriate for the type of restraint being used, as well as proper use, monitoring, and charting.

         66. Defendants shall conduct an in-service training program for all of their currently employed licensed nurses regarding the initial assessments for the need for physical restraints,


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


required physician's orders, required consent for use, quarterly reassessments, consideration of the least restrictive restraint methods, an attempt to use the least restrictive means when appropriate, restraint reduction practices, and use of more restrictive measures only after evidence has been documented as to the ineffectiveness or inappropriateness of the lesser method.

         67. Each skilled nursing facility shall have policies and procedures regarding the use of physical restraints, which promote compliance with 42 C.F.R. section 483.13(a) [F221].

         68. Each skilled nursing facility's interdisciplinary team shall assess a perceived need for restraints for all residents other than those who are admitted to any skilled nursing facility with a prior restraint order. Other approaches such as appropriate lighting, reduced clutter, safety reminders, staff supervision, and the manner of staff interaction with the resident and others shall be considered before physical restraints are used.

         69. The use of restraints, or a change in the use of restraints, shall be allowed only by an appropriate order of a physician indicating the reason and duration, and by approval of the resident, the resident's legal representative, or an interested family member after risks and benefits are explained.

         70. Use of restraints shall be time limited in accordance with applicable law. Use of restraints shall be regularly reviewed and evaluated by the skilled nursing facility's interdisciplinary team at least quarterly, including consideration of the proper use, reduction, or elimination of restraints, and the least restrictive alternatives.

         71. The California Compliance Officer shall monitor each California skilled nursing facility's use of restraints for trends and opportunities for restraint reduction.

         72. Physical and chemical restraints shall be used only pursuant to accepted professional standards and in accordance with applicable state and federal statutes and regulations, and they shall never be used as punishment or for the convenience of staff. Defendants shall assess, document, and ensure that any restraints used, whether chemical or physical, are the least restrictive restraints appropriate for the resident and the situation consistent with the orders of the resident's physician.

         73. Residents shall be released from any physical restraints at least every two (2) hours or as appropriate under the circumstances, and residents shall continue to be assessed periodically as to


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whether they need to remain in restraints. All residents who are restrained shall be appropriately repositioned and provided with adequate supervision, hydration, and bowel and bladder elimination while in restraints. When residents are released from any physical restraints every two (2) hours or as appropriate under the circumstances, each such release shall be, if appropriate, for a period of at least ten (10) minutes, under active staff monitoring adequate to prevent harm to the residents or to others, if appropriate for the type of physical restraint being used, and if not in violation of any physician's orders.

         74. The Director of Nursing or his/her licensed designee shall monitor resident restraint methods, orders, and consents to ensure proper utilization and to protect the residents' right to be free from physical restraints not required to treat the residents' medical symptoms.

                  F. PREVENTION OF RESIDENT ABUSE AND NEGLECT

         75. Defendants shall conduct an in-service training program for all of their currently employed staff regarding the nature and prevention of resident abuse and neglect. Such training shall address the nature of abuse and neglect, the skilled nursing facility's prohibition of abuse and neglect, the employee's reporting responsibilities under applicable law, and the skilled nursing facility's policies and procedures regarding abuse and neglect prevention.

         76. Defendants shall conduct an in-service training program for all of their currently employed patient care staff regarding practices relating to promoting the prevention of resident-to-resident aggression including supervision, monitoring, aggression assessment, care planning of interventions, and behavior management training.

         77. Defendants shall conduct an in-service training program for the all of their currently employed Administrators, Directors of Nursing, and Directors of Staff Development in each of Defendants' skilled nursing facilities regarding the skilled nursing facility's investigation practices and reporting responsibilities.

         78. Each skilled nursing facility shall have policies and procedures regarding investigation, reporting, and protection of residents from verbal abuse, sexual abuse, physical abuse and neglect, mental abuse and neglect, corporal punishment, and involuntary


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


seclusion, which promote compliance with 42 C.F.R. section 483.13(b) and Cal. Code Regs., tit. 22, sections 72527(a)(9) and 72315(b) [F223].

         79. Any staff person at a skilled nursing facility who is reasonably suspected by the Administrator or Director of Nursing of the facility of abuse or neglect shall be placed on administrative leave during the investigative period to ensure the protection of residents (unless such person is terminated by the skilled nursing facility).

         80. Abuse of a resident by another resident shall be investigated by the Administrator, Director of Nursing, and/or their licensed designee, and shall be reviewed by the interdisciplinary team to determine if care plan changes, interventions, and in-service training are needed to ensure the safety of all residents.

         81. All known, observed, or reasonably suspected abuse and neglect shall be promptly investigated by the Administrator, and/or Director of Nursing, and/or their licensed designee, and shall be reported as required by law to the local ombudsman or the local law enforcement agency by telephone immediately or as soon as practically possible, but not to exceed twenty-four (24) hours, and by written report within two (2) working days.

         82. The Director of Nursing or his/her licensed designee shall monitor residents with histories of exhibiting behaviors that cause injury to themselves or others, and shall take precautions which are reasonable under the circumstances to help prevent any such injuries from occurring. Residents shall be protected to the extent reasonably possible from being victimized by other aggressive residents.

         83. The Administrator or his/her licensed designee shall monitor all incidents of alleged abuse or neglect, and shall ensure that notification to authorities is made as required by law and appropriate investigative measures are taken.

         84. All residents shall be properly assessed to ensure that appropriate intervention strategies are implemented to help prevent occurrences of resident-to-resident abuse.

         85. Each skilled nursing facility in California shall ask its job applicants on the application for employment whether he or she has ever been convicted of any sexual offense, any felony offense, any offense involving the abuse, neglect, endangerment, or mistreatment of an elder or dependent adult, or any offense involving theft or embezzlement from an elder or dependent adult. The skilled


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


nursing facility shall not hire a person who it learns has ever been convicted of a sexual offense listed in Penal Code section 290, or has ever been convicted of any felony or misdemeanor offense involving the abuse, neglect, endangerment, or mistreatment of an elder or dependent adult, or has been convicted of any felony or misdemeanor offense involving theft or embezzlement of an elder or dependent adult, or has been convicted of any felony within ten (10) years of applying for employment at the skilled nursing facility.

         86. Before hiring or contracting with any certified nursing assistant, each California skilled nursing facility shall first contact the State nurse aide registry to inquire whether such individual has ever had a finding entered into the State nurse aide registry concerning his or her abuse, neglect, or mistreatment of residents, or misappropriation of their property, and each skilled nursing facility shall not hire such individual if such a finding has been entered into the State nurse aide registry.

                  G. RESIDENT CARE

         87. Defendants shall conduct an in-service training program for all of their currently employed patient care staff regarding providing care for residents, including assistance with activities of daily living, in a manner and in an environment that: a) maintains or enhances each resident's dignity and respect in full recognition of his or her individuality, and that reasonably accommodates each resident's needs and preferences; b) assists residents in attaining or maintaining the highest practicable physical, mental, and psycho-social well-being, in accordance with each resident's comprehensive assessment and care plan; and c) ensures each resident receives appropriate treatment and services to maintain or improve the resident's abilities.

         88. Defendants shall conduct an in-service training program for all of their currently employed patient care staff regarding providing and documenting assistance with activities of daily living, including: a) grooming and personal hygiene (including skin care, showering, nail care, and facial hair care); b) feeding (including feeding techniques, use of adaptive equipment, determining consumption percentages, offering substitutes, and providing nourishments); c) identifying, reporting, and documenting changes in condition (including skin, mental status, mood, intake, output, vitals, and routines); d) transfer techniques; e) restraint use; f) responding to and reporting accidents; g) using patient care equipment including gait belts and mechanical lifts such as hoyer lifts; h) the


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appropriate application of splints, braces, and orthopedic appliances; and i)
elimination of bodily wastes.

         89. Defendants shall conduct an in-service training program for all of their currently employed patient care staff regarding the observation of residents within their scope of practice and the necessity of reporting to the charge nurse their observations of abnormal changes in vital signs, respiratory status, general appearance, skin color, dizziness, nausea or vomiting, convulsions, mental disturbance, delirium, coma, chills, crying, body discharges, swelling, skin condition, abdomen, eyes, appetite, accidents, sleep, oral hygiene, physical abilities, bowel, urine, and refusal of meals or baths.

         90. All residents shall be assessed by appropriate Covered Persons to determine if therapy, treatment, or adaptive equipment is needed by a resident to maintain his or her ability to bathe, dress, groom, transfer, ambulate, toilet, or eat, or to use speech, language, or other functional communication systems.

         91. Each skilled nursing facility shall ensure that residents requiring assistance with ambulation are provided with such assistance as needed, in an effort to maintain the resident's ability to ambulate to the extent medically and reasonably possible.

                  H. MEDICALLY-RELATED SOCIAL SERVICES

         92. Defendants shall conduct an in-service training program for all of their currently employed social services and patient care staff regarding the provision of medically-related social services to assist residents in attaining or maintaining the highest practicable physical, mental, and psycho-social well-being, including coordination of necessary medical care.

         93. The Social Services Designee shall participate in the interdisciplinary care plan meetings for the purpose of annual and quarterly assessments and initiation and updating of care plans. The Social Services Designee shall participate in such meetings to the extent that the assessments or care plans require social services implications.


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                  I. HOUSEKEEPING AND MAINTENANCE

         94. Defendants shall conduct an in-service training program for all of their currently employed staff involved in housekeeping regarding the skilled nursing facility's policies and procedures for housekeeping, which shall include methods for identifying, reporting, and resolving housekeeping issues promptly so as to maintain a sanitary, orderly, and comfortable interior.

         95. Defendants shall conduct an in-service training program for all of their currently employed staff involved in maintenance regarding the skilled nursing facility's policies and procedures for maintenance, which shall include methods for identifying, reporting, and resolving maintenance issues promptly so as to maintain a sanitary, orderly, and comfortable interior.

         96. The Facility Compliance Officer shall conduct rounds at least quarterly to ensure that housekeeping and maintenance services are providing a sanitary, orderly, and comfortable interior.

         97. The Administrator shall work with the California Compliance Officer in developing quality improvement goals with measurable outcomes and ongoing improvements.

                  J. ASSESSMENTS OF RESIDENTS

         98. Defendants shall conduct an in-service training program for all of their currently employed members of the interdisciplinary team and all licensed nurses regarding the timely assessment of resident care needs (initially, periodically, and upon a significant change in a resident's condition), and the appropriate completion of the MDS and Resident Assessment Protocol Summaries ("RAPS") utilizing the applicable guidelines.

         99. The Director of Nursing or his or her licensed designee shall monitor resident assessments to ensure their appropriateness and timely review.

         100. The interdisciplinary team shall conduct reviews of each resident's assessment at least quarterly to ensure the resident's care plan reflects the resident's needs.

         101. A licensed nurse shall assess each resident promptly after a significant change in the resident's physical or mental condition.

         102. The interdisciplinary team shall promptly participate in a revised MDS assessment of a resident upon a significant change, as defined in the Resident Assessment Instrument Manual, in the resident's physical or mental condition.


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


         103. Each significant change in a resident's physical or mental condition shall be charted, promptly reported to a family or legal representative, and promptly reported to a physician and the next shift's patient care staff, and ongoing assessment shall be done as necessary.

         104. The interdisciplinary team shall participate in the initial (no later than fourteen (14) days after admission) and annual MDS assessments of each resident's functional capacity.

         105. Each skilled nursing facility shall ensure that there is a timely, complete, and accurate MDS and a current, complete, and accurate interdisciplinary care plan in the chart of each resident. Each skilled nursing facility shall conduct, at the time of each resident's admission and periodically thereafter (at least annually and promptly after a significant change in the resident's physical or mental condition), a comprehensive, accurate, and standardized assessment of each resident's functional capacity with input by all relevant disciplines.

         106. The Registered Nurse coordinator of the interdisciplinary team of health professionals conducting the assessment shall sign the assessment document as being properly completed. Other individual team members of the interdisciplinary team who complete a portion of the assessment shall sign and certify the accuracy of that portion of the assessment they completed.

                  K. CARE PLANNING

         107. Defendants shall conduct an in-service training program for all members of the interdisciplinary team and all licensed nurses at each California skilled nursing facility regarding development, implementation, and updating of care plans based upon the MDS and RAPS, and the importance of accurately addressing in the care plan behaviors to be monitored and setting the parameters for staff to follow to monitor.

         108. A comprehensive care plan must be prepared by an interdisciplinary team at each California skilled nursing facility that includes the attending physician, a licensed registered nurse, a licensed vocational nurse with responsibility for the resident, the Social Services Designee, the staff member in charge of residents' activities, and other appropriate staff in disciplines as determined by the resident's needs, and, to the extent practicable, the participation of the resident, the resident's family, or the resident's legal representative.


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         109. Each skilled nursing facility shall ensure that staff members provide all residents with appropriate basic care services that meet the residents' individual needs. Among other things, each skilled nursing facility shall ensure that all residents are positioned properly, receive proper oral care, receive restorative care, and are bathed as scheduled. Each skilled nursing facility shall care for the residents in a manner and in an environment that promotes maintenance or enhancement of each resident's quality of life.

         110. Each skilled nursing facility shall ensure that within seven (7) days after the completion of the comprehensive assessment, Defendants' interdisciplinary teams develop a comprehensive care plan for each resident that includes measurable objectives and timetables to meet a resident's medical, nursing, mental, and psychosocial needs that are identified in the comprehensive assessment. The care plan shall describe the services that are to be furnished to attain or maintain the resident's highest practicable physical, mental, and psychosocial well-being and must meet professional standards of quality. Each skilled nursing facility shall ensure that each resident's comprehensive care plan is implemented in a timely manner by appropriate and adequately trained staff.

                  L. PROFESSIONAL STANDARDS

         111. All residents shall receive adequate and appropriate nursing care, and licensed nurses shall perform their responsibilities in keeping with accepted professional standards of care by adequately identifying health care problems, notifying physicians of health care problems, monitoring and intervening to ameliorate such problems, and keeping appropriate records of residents' health care status.

         112. Patient care staff shall routinely perform ongoing monitoring of serious medical conditions of residents, including such basic procedures as taking vital signs (including pain assessment when appropriate), measuring weights, and monitoring intake and output of fluids; all of these functions are to occur at appropriate intervals based upon the resident's clinical condition.

         113. Patient care staff shall follow physicians' orders or document fully why a physician's order was not expressly followed.


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


                  M. PRESSURE SORES AND SKIN CONDITIONS

         114. Defendants shall conduct an in-service training program for all of their currently employed certified nursing assistants regarding providing preventative care in relation to pressure sores (a.k.a. decubitus ulcers) including: a) observation and monitoring of skin for conditions such as rashes, skin tears, bruises, reddened areas, blisters, and breaks in the skin; b) timely and accurately reporting such observations; c) promptly reporting such observations to the charge nurse; d) appropriate positioning of residents in accordance with their care plan; e) changing the position of residents at least every two (2) hours (unless there are physician orders to the contrary); f) following a prescribed and supervised turning schedule; and g) utilizing proper pressure-relieving devices.

         115. Defendants shall conduct an in-service training program for all of their currently employed licensed nurses regarding providing treatment and preventative care in relation to pressure sores (a.k.a. decubitus ulcers) including: a) identification of risk, cause, and breakdowns; b) treatment alternatives; c) observation, assessment, and monitoring of skin for conditions such as rashes, skin tears, bruises, reddened areas, blisters, and breaks in the skin; d) timely and accurately charting such observations and assessments; e) promptly reporting such observations to the charge nurse; f) appropriate positioning of residents in accordance with their care plan; g) changing the position of residents at least every two (2) hours (unless physician orders are to the contrary); h) following a prescribed and supervised turning schedule; and
i) utilizing proper pressure-relieving devices.

         116. Each skilled nursing facility shall ensure that each resident is provided with adequate skin care, nutrition, turning, and positioning to decrease the likelihood of skin breakdown.

         117. Each non-ambulatory resident who has pressure sores, or whose medical or other condition(s) makes such resident potentially at risk for developing pressure sores, shall be turned at least every two (2) hours, or more often if medically indicated; however, such a resident need not be turned if against medical advice and is so documented in the patient's chart.


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         118. Defendants have previously provided to Plaintiff a copy of their
Skin Integrity/Pressure Ulcer Protocol, dated "Revised (07/08/02)." Patient care staff at each skilled nursing facility in California shall comply with the "Even Hours" or "Odd Hours" turn schedule in that protocol, unless against medical advice and is so documented in the patient's chart.

         119. Each skilled nursing facility shall have available and utilize proper pressure-relieving devices, including, but not limited to, pressure pads, specialized mattresses, pillows, heel protectors, and foot cradles. For purposes of this paragraph, such devices need not be used if they require a physician's order for their use unless such order has been obtained.

         120. The skilled nursing facility's QAA Committee shall evaluate the causes of occurrences of skin tears, bruises, and decubiti to identify trends in causation and to develop a plan for the reduction of such occurrences, to the extent such occurrences can be reasonably reduced. This information will be reported to and reviewed by the regional QAA Committee for consideration and implementation of such a plan by the skilled nursing facility.

         121. A registered nurse shall determine the number of residents needing assistance with repositioning and turning, and the degree of assistance needed. The Director of Nursing shall determine the number of nursing assistants needed to accomplish the repositioning and turning schedules. The Administrator shall ensure adequate staff is available on each shift to accomplish the turning and repositioning schedules.

         122. Each resident shall be assessed upon admission to the skilled nursing facility for existing pressure sores or for being at risk for developing pressure sores. The care plan for each resident who has pressure sores or who is at risk for developing pressure sores shall include a risk and causation assessment to develop preventive measures so as to avoid bruises, skin tears, and pressure sores.

         123. Each pressure sore, bruise and skin tear shall be investigated. Each pressure sore, bruise, or skin tear shall be assessed and documented by a licensed registered nurse to determine risk and casual factors, and to develop a care plan to help prevent any further deterioration of bruises, skin tears, or pressure sores from occurring.


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



         124. Each skin tear, bruise, and pressure sore shall be promptly reported to the resident's legal representative or family member, and to the resident's doctor in accordance with applicable law.

         125. Each skin tear, bruise, and pressure sore shall be treated as ordered to promote healing and to prevent infection, and appropriate precautions shall be taken to prevent new occurrences of such conditions.

         126. Progress in the healing of skin tears and pressure sores shall be monitored, and the lack of improvement or worsening over a reasonable period of time shall be promptly reported to the resident's physician and to the resident's family member or legal representative.

         127. The QAA Committee of each skilled nursing facility shall conduct monthly reviews of pressure sores, and shall take appropriate follow-up and/or corrective actions as necessary.

         128. The Administrator and the Director of Nursing shall review care being given by the patient care staff to residents with skin tears or pressure sores. In so doing, if the Administrator and/or the Director of Nursing believe that counseling of and/or disciplinary action against the patient care staff is necessary in order to foster improvement of such care and eliminate resident care problems, the Administrator and/or Director of Nursing shall ensure that such counseling or disciplinary action is timely given.

         129. Accurate color photographs shall be promptly taken of Stage III and Stage IV pressure sores preexisting on newly admitted residents, of any new Stage III and Stage IV pressure sores which develop after a resident's admission, and of any significant changes (such as a change in the Stage) concerning any Stage III and Stage IV pressure sores regardless of whether the pressure sores developed before or after the resident's admission to the facility. In addition, accurate color photographs shall be taken of all Stage III and Stage IV pressure sores no less often than once per week, even if there are no changes concerning the pressure sores. The color photographs shall be placed in the patient charts, with the date, time, and photographer noted for each photograph. Notwithstanding the requirements of this section, photographs will not be required if the resident or the resident's family member or legal representative independently objects and refuses to have such photographs taken, and such objection and refusal, and by whom, is noted in the resident's chart


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                  N. ACCIDENT PREVENTION

         130. Defendants shall conduct an in-service training program for all of their currently employed staff regarding accident prevention including: a) the elimination of unnecessary clutter in patient care areas; and b) the identification and elimination of other potential accident hazards.

         131. Defendants shall conduct an in-service training program for all of their currently employed licensed or certified staff regarding: a) the provision of adequate supervision and assistive devices to prevent accidents; b) reasons for falls, common injuries, and fall risk assessments; c) post-fall assessments;
d) treatment options; and e) safe transfers of residents.

         132. Patient care staff, administrative staff, and maintenance staff shall monitor the skilled nursing facility to ensure that the environment is as clutter-free and hazard-free as is possible.

         133. Residents shall be assessed for fall risk and an appropriate plan of care shall be developed.

         134. Assistance devices shall be used as appropriate and shall be part of the care plan.

         135. After a resident has fallen, a licensed nurse shall assess the resident post-fall and shall report such fall to the licensed nurses of the next shift(s) and chart the circumstances and condition of the resident.

         136. A family member or a legal representative and the resident's physician shall be promptly notified of a resident's fall, and treatment shall be promptly provided as ordered by the physician.

         137. There shall be ongoing assessment of the resident's physical status, and also of the resident's cognitive status if the head was involved in the fall or accident, during each shift for at least seventy-two (72) hours after a fall or accident, with appropriate charting.

         138. Each fall or accident shall be investigated and the plan of care altered as needed to ensure the resident's safety.

         139. Unusual occurrences that threaten the welfare, safety, or health of patients shall be reported by the skilled nursing facility in accordance with applicable law to the Department of Health Services.


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


         140. The skilled nursing facility shall investigate accidents to identify trends and develop a plan for continuous improvement. All incidents, accidents, and unusual occurrences shall be reviewed at each QAA Committee meeting to be held at least monthly. The QAA Committee shall review trends and recommend further training or corrective action as needed.

         141. Each skilled nursing facility shall monitor incident reports to ensure that intervention measures identified by the resident's plan of care are being used and are adequate.

                  0. NUTRITION AND DIETARY CONCERNS

         142. Defendants shall conduct an in-service training program for all of their currently employed patient care staff regarding: a) identification of risk factors for malnutrition; b) treatment options; c) assisting with meals, including feeding techniques; d) use of adaptive equipment; e) determining accurate consumption percentages; f) offering meal substitutes and nourishments; and g) timely and accurate charting of measurements and observations with respect to nutritional issues.

         143. Defendants shall conduct an in-service training program for all of their currently employed dietary staff regarding preparation of food to meet residents' needs and preferences, as well as storing, preparing, distributing and serving food under sanitary conditions pursuant to applicable laws.

         144. Each skilled nursing facility shall ensure that each resident's nutritional intake is adequate, that weights are routinely and accurately recorded; that residents receive appropriate diets and adequate amounts of food; that residents are provided with proper mealtime assistance and supervision and with appropriate eating assistive devices and adaptive equipment where necessary; that residents with unplanned, more than 5% weight gains or losses in one month have their conditions promptly reported by licensed nurses to the residents' physicians, and are provided with reasonable follow-up until the situation is appropriately addressed and remedied to the extent reasonably and medically possible; that each resident receives food prepared by methods that conserve nutritive value, flavor, and appearance; that food is palatable, attractive, and at the proper temperature, and prepared in a form designed to meet individual needs; and that substitutes of similar nutritive value are available to residents who refuse food served.


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         145. Each skilled nursing facility shall ensure that residents have adequate fluid intake needed to prevent dehydration by identifying risk factors for dehydration such as fluid loss and increased need for fluids (e.g., diarrhea, fever, etc.). When a resident is dehydrated, the skilled nursing facility shall take steps to immediately address the dehydration.

         146. Each skilled nursing facility, by means of qualified professional staff, shall on a regular and consistent basis accurately calculate each resident's appropriate body weight range, compare the current body weight to the resident's appropriate body weight range in order to determine an appropriate healthy weight range for the resident, and will clearly document such findings in the resident's chart.

         147. Each skilled nursing facility shall provide each resident with a nourishing, palatable, well-balanced diet that meets the daily nutritional and special dietary needs of each resident.

         148. Residents shall be weighed at least once a month. If there is an unplanned weight loss or gain of 5% or more within one month, the physician and the resident's family member or legal representative shall be promptly notified and treatment orders, if any, shall be noted and promptly carried out.

         149. The Dietary Services Manager or a Registered Dietician shall assess each resident for food preferences and special needs and develop a plan in conjunction with the physician to ensure that appropriate body weight and protein levels are maintained.

         150. Substitute food shall be offered when meals are refused. Nutritious snacks shall be provided to residents in the evening unless contraindicated, and in-between snacks shall be provided to residents as required by their diet orders. All refusals to eat shall be reported to the charge nurse. The charge nurse shall assess the amount eaten in the weekly summary charting.

         151. Each skilled nursing facility shall provide a sufficient number of qualified, trained staff to ensure that each resident in need of assistance or supervision in eating receives this service at all meals and snacks.

         152. Each skilled nursing facility shall identify and timely provide appropriate clinical responses to all "nutritionally at risk" and "nutritionally compromised" residents at the earliest possible time.


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         153. Each skilled nursing facility shall ensure that residents receive therapeutic diets as ordered by the resident's physician and consistent with each resident's comprehensive plan of care. The Dietary Services Manager or a Registered Dietician shall review resident dietary status and make recommendations for changes to the resident's plan of care.

         154. Each skilled nursing facility shall utilize an interdisciplinary approach to properly assess and appropriately treat residents with swallowing problems and residents who are unable to eat orally in accordance with accepted professional procedures; to this end defendants shall provide adequate care for those residents at risk of aspiration, take any appropriate steps to ameliorate the individual's aspiration risk, and develop and implement an individualized feeding and positioning plan for each resident identified as at risk of aspiration, and shall train staff in how to properly implement the feeding and positioning plans, and develop and implement a system to regularly monitor the progress of the residents who are at risk of aspirating to ensure that the staff is continually taking whatever assessment, diagnostic, supervision, and treatment steps are necessary to ameliorate the resident's risk.

         155. The Dietary Services Manager or a Registered Dietician shall interview each resident initially and at least quarterly to determine needs and preferences. Training or adaptive equipment shall be provided in accordance with identified needs, based upon patient assessment, to encourage independence in eating.

         156. All residents, unless against medical advice and is so documented in the patient's chart, shall be appropriately hydrated. Fluids shall be offered at frequent intervals and water shall be fresh, clean, and within reach as appropriate. Intake of fluids shall be monitored as needed by patient care staff.

                  P. MEDICATION MANAGEMENT

         157. Defendants shall conduct an in-service training program for all of their currently employed licensed nurses regarding: a) medication administration, including techniques; b) timely and accurate charting; and c) proper handling, administering, and storage of medications.

         158. The Director of Nursing shall determine training or in-service needs of the patient care staff, and/or to take other actions as needed, with respect to medication management. The skilled


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


nursing facility shall provide such training within a reasonable amount of time after having identified the need for such training, in addition to any other training otherwise required. The skilled nursing facility shall take such other actions within a reasonable amount of time after having identified the need for such other actions.

         159. The consulting pharmacist, at least monthly, shall review medications for unnecessary drugs.

         160. Drugs shall not be used in excessive doses (including duplicate drug therapy).

         161. Drugs shall not be used for excessive duration.

         162. Drugs shall not be used without adequate monitoring.

         163. Drugs shall not be used without adequate indications for their use.

         164. Drugs shall not be used in the presence of adverse consequences which indicate the dose should be reduced or discontinued.

         165. Drug orders shall indicate dosage, frequency, and duration; and, if applicable, indications for use.

         166. Licensed nurses shall monitor residents receiving medications for side effects and promptly notify the resident's physician and the resident's family member or legal representative of material adverse consequences and material side effects, and chart their assessments.

         167. Each skilled nursing facility shall monitor and alter resident behavioral problems and monitor resident drug regimen to eliminate unnecessary drugs.

         168. The Director of Nursing shall monitor the administration of medications to ensure a medication error rate of less than 5%.

         169. The pharmacy consultant shall conduct reviews at least once a month to ensure that drugs used in the skilled nursing facility are labeled in accordance with currently accepted professional principles, include the appropriate accessory and cautionary instructions, and include the expiration date when applicable.

         170. The storage of drugs and locking of drug storage compartments, and access to keys required by 42 C.F.R. section 483.60(e) [F432] shall be arranged by the Administrator and the Director of Nursing, monitored by the Director of Nursing, and supervised by the Administrator.


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         171. The pharmacy consultant shall periodically monitor the medications to ensure no medications are expired, and that all drugs are in locked compartments.

         172. Medications shall be administered in a timely manner consistent with accepted nursing practice and the necessary supervision and training shall be provided to minimize medication errors; and if a medication error occurs, each skilled nursing facility shall promptly investigate the error, properly document it, and take appropriate corrective action.

                  Q. SANITATION AND INFECTION CONTROL

         173. Defendants shall conduct an in-service training program for all of their currently employed patient care staff and housekeeping staff regarding infection control techniques, including, but not limited to: proper hand washing, contaminated waste disposal, and the handling, storage, and transport of linens and laundry.

         174. Defendants shall conduct an in-service training program for all of their currently employed patient care staff, regarding the proper use, changing, and discarding of gloves, and hand-washing procedures after each resident contact.

         175. The Dietary Services Manager or the Food Services Supervisor shall monitor the food storage, preparation, distribution, and service areas to ensure they are kept in a sanitary condition.

         176. The Dietary Services Manager shall cooperate with the Facility Compliance Officer in developing standards, measurable objectives, and timetables for improvement if necessary in the delivery of food under sanitary conditions. This study shall be reviewed at the monthly QAA Committee meetings.

         177. All food items in the facility's refrigerator shall be labeled and dated.

         178. All items washed in an open sink shall be sanitized in accordance with Title 22 of the California Administrative Code.

         179. A licensed nurse shall maintain the infection control program, report findings to the Director of Nursing at least monthly and more often as needed, and to the QAA Committee quarterly. The Administrator shall be informed of any significant findings.


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


         180. The infection control nurse shall participate in the QAA Committee process as necessary, which shall include measurable goals and defined timetables to ensure reduction of incidents of infection.

         181. Infectious outbreaks, communicable diseases, parasitic diseases, or epidemics in any California skilled nursing facility shall be reported to the Department of Health Services consistent with Title 22 of the California Administrative Code.

         182. Universal precautions for infection control, such as protective gloves being made available to staff to wear as appropriate while providing hands-on care to residents, shall be employed by each skilled nursing facility.

         183. Written policies and procedures governing an infection control program shall be developed and maintained. These policies and procedures shall be reviewed by the QAA Committee to ensure they are kept properly updated.

         184. The Director of Nursing or his/her licensed designee shall monitor the infection control program to ensure proper infection control is maintained.

         185. The supervisory nurses shall monitor hand washing by staff having direct contact with residents, to ensure proper hand washing is being done.

         186. The supervisory nurses shall monitor the handling, storage, and transport of linens so as to ensure that such handling, storage, and transport is being done in such a manner so as to prevent the spread of infection.

         187. Each skilled nursing facility shall require staff to wash their hands after each direct resident contact for which hand washing is indicated by accepted professional practice.

         188. Each skilled nursing facility shall require staff to follow standard infection control procedures, and to maintain aseptic techniques and conditions at treatment sites on residents.

         189. The maintenance staff or other staff responsible for the dumpster(s)/garbage can(s) area shall check such area at least daily for overflow and correction, and to ensure that the lids are being kept down on the outside dumpster(s) and/or garbage can(s).

         190. The Administrator shall inspect the garbage and refuse area at least weekly to ensure proper disposal is being done.


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                  R. CLINICAL RECORDS

         191. Defendants shall conduct an in-service training program for all of their currently employed licensed nurses regarding clinical documentation standards applicable to licensed nurses, including, but not limited to, the following: a) proper wound documentation including, but not limited to, timely and accurately recording the length, width, depth, stage, color, drainage, and odor; b) documenting pressure sores by means of color photographs; c) prompt and accurate charting in residents' records; and d) the prohibition against charting measurements or other notations in residents' records or elsewhere prior to the time that the measurements or observations in question are actually taken or made.

         192. Medical records maintained for each resident shall comport with accepted professional standards, and include current information with respect to the individual's care, medical treatment, and activities. Each skilled nursing facility shall maintain clinical records on each resident in accordance with accepted professional standards and practices that are complete, accurately documented, readily accessible, and systematically organized.

         193. Professional staff employed by the skilled nursing facility, including physicians, psychiatrists (if any), therapists, and nurses, as well as all other patient care staff, shall make timely and appropriate notes in the residents' records detailing the residents' progress, status, condition, and detailing the steps needed to fully meet the residents' needs. All patient care staff shall utilize such records in making care, medical treatment, and training decisions, in accordance with accepted medical standards.

         194. The Medical Records Designee, or other staff member designated by the Administrator, shall monitor to ensure that a clinical record is kept for each resident that is complete and accurate.

         195. Various types of measurements, observations, and calculations recorded from time to time in various residents' medical charts or elsewhere, which may include, but are not limited to, heart rate, blood pressure, temperature, body weight, food consumption, fluid intake, fluid output, and caloric intake, shall not be recorded in the residents' medical charts or elsewhere prior to the time that such measurements, observations, or calculations are actually taken or made.


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                  S. DIABETES

         196. Defendants shall conduct an in-service training program for all of their currently employed licensed nurses regarding providing adequate and acceptable health care to residents with diabetes, including, but not limited to: a) properly evaluating blood sugars; b) providing appropriate treatment to diabetic residents when necessary; c) promptly notifying a supervising registered nurse and/or physician when necessary to meet a diabetic resident's needs; d) following physicians' express orders with respect to the care and treatment of diabetic residents (including promptly informing the physician of any significant changes in a resident's blood sugar level); and e) promptly and accurately recording in residents' charts any measurements taken with respect to the residents' blood sugar levels.

         197. Licensed nurses shall provide adequate and acceptable health care to residents with diabetes, including, but not limited to: a) properly evaluating blood sugars; b) providing appropriate treatment to diabetic residents when necessary; c) promptly notifying a supervising registered nurse and/or physician when necessary to meet a diabetic resident's needs; d) following physicians' express orders with respect to the care and treatment of diabetic residents (including promptly informing the physician of any significant changes in a resident's blood sugar level); and e) promptly and accurately recording in residents' charts any measurements taken with respect to the residents' blood sugar levels.

                  T. ELIMINATION AND INCONTINENCE (BOWEL AND BLADDER)

         198. Defendants shall conduct an in-service training program for all of their currently employed patient care staff regarding: a) offering good perineal care with each toileting or incontinence episode; and b) bowel and bladder retraining programs.

         199. Residents requiring assistance shall be assisted to the bathroom and allowed and encouraged to participate in bowel and bladder training programs to maintain normal functioning, to the greatest degree possible consistent with the residents' interests, assessments, and plans of care.

         200. Each skilled nursing facility shall provide incontinent residents with appropriate incontinence care, including appropriate perineal care provided with each incontinence episode, in accordance with all applicable state and federal statutes and regulations.


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         201. All incontinent residents shall be assessed for participation in a bowel and bladder retraining program.

         202. Residents shall not be catherized unless the resident's clinical condition demonstrates that catherization is necessary based on an observation by a licensed nurse and pursuant to a physician's order. The skilled nursing facility shall make a comprehensive assessment of each resident's needs based on a MDS in a timely and complete manner, as defined in the Resident Assessment Instrument Manual.

                  U. MENTAL HEALTH NEEDS

         203. Defendants shall conduct an in-service training program for all of their currently employed licensed nurses regarding the assessment of mood and mental status changes.

         204. Any clinically significant mood or mental status changes shall be reported to the charge nurse and/or Social Service Designee and promptly charted.

                  V. CARDIOPULMONARY RESUSCITATION (CPR)

         205. Defendants shall conduct an in-service training program for all of their currently employed licensed nurses regarding: (a) recognizing the needs for CPR; and (b) procedure for doing CPR.

                  W. GASTROSTOMY TUBES (AKA G-TUBES)

         206. G-tube insertion or re-insertion shall be done only by qualified and competent licensed registered nurses with demonstrated competency to perform such procedure.

         207. Defendants shall conduct an in-service training program for all of their currently employed licensed registered nurses regarding: (a) insertion or re-insertion of G-tubes; and (b) monitoring and assessment of G-tubes.

                  X. WANDERERS

         208. Each skilled nursing facility's Administrator and Director of Nursing must receive specific training on the issue of the prevention of accidents and injuries to patients who are known to habitually wander (wanderers). Upon the completion of this training, the skilled nursing facility's Administrator and Director of Nursing must together inspect their facility for any entrances or exits that pose a reasonably foreseeable danger to wanderers. The Administrator and Director of Nursing


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will then be responsible for having in place sufficient means to reasonably guard against wanderers leaving the facility without the knowledge of the facility's staff and receiving great bodily injury or death as a direct result.

                  Y. STAFFING

         209. Each skilled nursing facility shall be in full compliance at all times with all state and federal regulatory and statutory requirements regarding the minimum number of nursing staff and other patient care staff required to be present at each skilled nursing facility, including, but not limited to, 42 C.F.R. section 483.30 and Cal. Code Regs., tit. 22, sections 72329 and 7250 1(g).

         210. If any skilled nursing facilities are licensed for one hundred
(100) or more beds, each such skilled nursing facility shall have at least one Registered Nurse present twenty-four (24) hours a day, seven (7) days a week, awake and on duty, in the facility at all times, in addition to the Director of Nursing. The Director of Nursing and the Registered Nurse required to be on duty shall not be the same person performing both functions at the same time.

         211. If any skilled nursing facilities are licensed for sixty (60) to ninety-nine (99) beds, each such skilled nursing facility shall have at least one Registered Nurse or Licensed Vocational Nurse present twenty-four (24) hours a day, seven (7) days a week, awake and on duty, in the facility at all times, in addition to the Director of Nursing. The Director of Nursing and the Registered Nurse required to be on duty shall not be the same person performing both functions at the same time.

         212. If any skilled nursing facilities are licensed for fifty-nine (59) or less beds, each such skilled nursing facility shall have at least one Registered Nurse or Licensed Vocational Nurse present twenty-four (24) hours a day, seven (7) days a week, awake and on duty, in the facility at all times.

         213. Each skilled nursing facility shall employ sufficient nursing staff to provide a minimum daily average of three point two (3.2) nursing hours per patient day.

         214. Each skilled nursing facility shall employ sufficient nursing staff and other patient care staff to provide nursing and related services on a twenty-four (24) hour basis to attain or maintain the highest practicable physical, mental, and psychosocial well-being of each resident, as determined by resident assessments and individual plans of care. Maintaining only the minimum level of nursing staff or other patient care staff as required by applicable state or federal regulations or statutes shall


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not necessarily constitute compliance with this PIFJ, if it would be reasonable to maintain a higher ratio of such staff to residents due to the acuity level of the residents or other factors which would reasonably support the necessity of such additional staff.

                  Z. TRAINING

         215. Each person providing any in-service training or other training required by this PIFJ must be knowledgeable about the subject area covered by such training, so as to be able to communicate the information necessary to be taught and learned during such training.

         216. Defendants shall make all information and documentation regarding required training sessions conducted at California skilled nursing facilities available to the BMFEA upon request.

         217. Defendants shall notify the BMFEA, upon request by the BMFEA, of the date, time, location, subject matter, and instructor(s) of any upcoming required training sessions.

         218. The BMFEA's employees, agents, or representatives shall be allowed to attend any training sessions conducted by any skilled nursing facility which is required in order to monitor compliance with this PIFJ.

         219. Clinical demonstrations concerning the subject matter being taught during any training sessions required by this PIFJ shall be conducted whenever reasonably possible.

         220. All persons trained pursuant to the requirements of this PIFJ shall be evaluated through means such as testing, monitoring, or supervision to confirm that each person trained understands the topic taught, and is properly implementing the practices, policies, procedures, or techniques which were taught. If it becomes evident to the instructor or supervisor that the person trained does not understand the topic taught, and/or is not properly implementing the practices, policies, procedures, or techniques which were taught, then further training shall be conducted for such person, including one-on-one training, if necessary, until such time that the person being trained does in fact understand the topic taught, and is implementing the practices, policies, procedures, or techniques which were taught. Any person who is not able to demonstrate that he or she understands the topic taught, or who is not able to demonstrate that he or she is properly implementing the practices, policies, procedures, or techniques which were taught, shall not be allowed to engage in direct patient care involving any of such practices, policies, procedures, or techniques without the direct supervision by a competent


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supervisor. Such practices, policies, procedures, or techniques shall not be performed even with the direct supervision by a competent supervisor if the attempted implementation of such practices, policies, procedures, or techniques by the person being trained creates a reasonable possibility of injury or harm to the resident being cared for if such implementation is not done properly.

                  AA. MEDICAL DIRECTORS

         221. Each skilled nursing facility in California shall encourage its Medical Director(s) to regularly attend continuing medical education programs that address geriatrics, including, but not limited to, medical therapies utilized in wound care, nutrition, and diabetic care for long-term care residents.

         222. Defendants shall employ all practicable means available to have its Medical Directors in California be members in good standing with the American Medical Directors Association (AMDA) and to abide by the AMDA Code of Ethics relevant to skilled nursing facilities. Within three (3) months of the Effective Date of this PIFJ, or as early as is reasonably possible, a minimum of fifty per cent (50%) of Defendant's skilled nursing facility medical directors in California shall be members in good standing with the American Medical Director's Association (AMDA) and agree to abide by the AMDA Code of Ethics relevant to skilled nursing facilities, unless Defendants can demonstrate that such a membership level could not be achieved despite their best efforts and good faith. Within six (6) months of the Effective Date of this PIFJ, or as early as is reasonably possible, a minimum of seventy-five per cent (75%) of Defendants' skilled nursing facility medical directors in California shall be members in good standing with AMDA and agree to abide by the AMDA Code of Ethics relevant to skilled nursing facilities, unless Defendants can demonstrate that such a membership level could not be achieved despite their best efforts and good faith. Within twelve (12) months of the Effective Date of this PIFJ, or as early as is reasonably possible, a minimum of ninety per cent (90%) of Defendants' skilled nursing facility medical directors in California shall be members in good standing with AMDA and continue to have AMDA membership and agree to abide by the AMDA Code of Ethics relevant to skilled nursing facilities, unless Defendants can demonstrate that such a membership level could not be achieved despite their best efforts and good faith. Thereafter, and for the life of this PIFJ, a minimum of ninety percent (90%) of Defendants'


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skilled nursing facility medical directors in California shall be members in good standing with AMDA and agree to abide by the AMDA Code of Ethics relevant to skilled nursing facilities, unless Defendants can demonstrate that such a membership level cannot be maintained despite the Defendants' best efforts and good faith. Defendants shall be solely responsible for paying any reasonable costs, fees, or expenses associated with their skilled nursing facility medical directors in California meeting the requirements of this paragraph.

         223. Within eighteen (18) months of the Effective Date of this PIFJ, or as early as is reasonably possible, a minimum of fifty per cent (50%) of Defendant's skilled nursing facility medical directors in California shall have the CMD certification from AMDA. Thereafter, and for the life of this PIFJ, the AMDA recertification process shall be pursued so that a minimum of fifty per cent (50%) of Defendants' skilled nursing facility medical directors in California continue to have the AMDA CMD certification. Defendants shall be solely responsible for paying any reasonable costs, fees, or expenses associated with their skilled nursing facility medical directors in California meeting the requirements of this paragraph.

         224. The Medical Director for each skilled nursing facility in California shall be provided with copies of this PIFJ and the Code of Conduct within thirty (30) days after each becomes available, and the Medical Director shall sign a receipt stating he or she has received such items. If the Code of Conduct was given to the Medical Director before the Effective Date, that shall constitute compliance with the provisions of this paragraph. If for some reason a Medical Director refuses to sign such a receipt, then the staff person providing the items to such Medical Director shall sign the receipt with a note stating that the Medical Director refused to sign, and that the items were in fact provided to the Medical Director. The same procedures shall apply to any revisions of such items.

         225. Each skilled nursing facility shall have a written contract with its Medical Director that clearly defines his or her duties and responsibilities, including requiring his or her presence at patient care policy committee meetings, policy reviews, and monthly QAA meetings.


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                  BB. NEW BUSINESS UNITS OR LOCATIONS

         226. In the event that any of the Defendants becomes licensed to operate any additional skilled nursing facility within the State of California after the Effective Date, such defendant shall notify the BMFEA of this fact within thirty (30) days after becoming licensed. This notification shall include the type of facility, location of the new facility, phone number, fax number, federal health care program provider number(s) (if any), and the corresponding payor(s) (contractor specific) that has issued each provider number. All Covered Persons at such locations shall be subject to the requirements in this PIFJ that apply to new Covered Persons (e.g., completing certifications and undergoing training). In the case of additional skilled nursing facilities in California, the obligations of this PIFJ shall apply only to services or activities occurring after the effective date of the acquisition or establishment of the additional skilled nursing facility. Defendants shall use their best efforts to implement the requirements of this PIFJ in any additional skilled nursing facilities as soon as practicable, although the use of any such "best efforts" shall not necessarily be a defense to violations of this PIFJ which arise in such additional skilled nursing facilities in California.

                  CC. NOTIFICATIONS AND SUBMISSION OF REPORTS

         227. Within one hundred and fifty (150) days after the Effective Date, Defendants shall submit a written report to the BMFEA summarizing the status of their implementation of the requirements of this PIFJ. This obligation is in addition to any other reports or documentation specifically required elsewhere herein to be provided to the BMFEA. This Implementation Report shall include:

                  a. the name, address, phone number, and position description of the individual who has been appointed as the California Compliance Officer;

                  b. a summary of the policies and procedures required by this PIFJ; provided, however, that Defendants may satisfy this obligation by referring to any manuals or written policies or procedures previously provided to the BMFEA or which may in the future be provided to the BMFEA;


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                  c. a description of the training programs required by this
         PIFJ, including a description of the targeted audiences and a schedule of when the training sessions were held and are to be held;

                  d. a certification by the California Compliance Officer that to the best of his or her knowledge:

                           (1) the policies and procedures required herein were
                  previously developed or have been developed, have been or are being implemented, and have been made available to all appropriate Covered Persons;

                           (2) all Covered Persons have completed the Code of
                  Conduct certification required herein;

                           (3) all Covered Persons have completed or are
                  scheduled to complete the training and execute the certification required herein; and

                           (4) such certification may also include, if
                  necessary, an explanation of any identified or known noncompliance.

         228. During the duration of the Effective Period, Defendants shall submit to the BMFEA an Annual Report with respect to the status and findings of Defendants' compliance activities over the one-year period covered by each Annual Report. Each Annual Report shall include:

                  a. Any change in the identity or position description of the individual who serves as the California Compliance Officer; or any change in the quality of care infrastructure;

                  b. A certification by the California Compliance Officer that to the best of his or her knowledge:

                           (1) all Covered Persons have completed the annual
                  Code of Conduct certification required herein;

                           (2) all Covered Persons have completed the training
                  and executed the certification required herein;


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                           (3) Defendants previously had or now have effectively
                  implemented all prophylactic actions related to matters identified under this PIFJ or quality reviews; and

                           (4) such certification may also include, if
                  necessary, an explanation of identified or known noncompliance;

                  c. Notification of any changes or amendments to the policies and procedures or other corrective or prophylactic actions required herein, and the reasons for such changes;

                  d. A description of the training programs required by this PIFJ, including a description of the targeted audiences and a schedule of when the training sessions were held and are to be held, to the extent such information is new or different from any prior Report submitted to the BMFEA;

                  e. A summary of the facilities reviewed pursuant to Defendants' quality review program, a summary of the findings of such review, and a summary of the corrective actions taken under the quality review program;

                  f. Defendants' corrective actions taken or other responses to any issues raised by the BMFEA;

                  g. A summary of level F or higher deficiencies or class B, A or AA citations known, reported, or identified over the course of the previous twelve (12) months, and the corresponding corrective action plans;

                  h. A summary describing any ongoing investigation or legal proceeding conducted or brought by a governmental entity involving an allegation that Defendants have committed a crime in relation to patient care operations. The statement shall include a description of the allegation, the identity of the investigating or prosecuting agency, and the status of such investigation, legal proceeding, or requests for information;


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                  i. A summary describing any mass involuntary transfers of
         patients; and

                  j. For matters related to patient care, patient quality management concerns, and patient care & services, copies of the following for each California facility:

                           (1) Customer Response Reports (CRP data);

                           (2) Monthly Scorecards;

                           (3) Profile Spreadsheets;

                           (4) Confidential Disclosure Tracking Log.

         229. The first Annual Report shall be provided to the BMFEA no later than one (1) year and one hundred and fifty (150) days after the Effective Date. Subsequent Annual Reports shall be provided to the BMFEA no later than the anniversary date of the due date of the first Annual Report; i.e., the second Annual Report shall be provided to the BMFEA no later than two (2) years and one hundred and fifty (150) days after the Effective Date, the third Annual Report shall be provided to the BMFEA no later than three (3) years and one hundred and fifty (150) days after the Effective Date, and so on.

         230. The Implementation Report and Annual Reports shall include a certification by the California Compliance Officer, under penalty of perjury, that, to the best of his/her knowledge, based upon diligent inquiry: (1) Defendants are in full compliance with all of the requirements of this PIFJ (unless any noncompliance is clearly and explicitly described in the Implementation Report or Annual Report), and (2) he or she has reviewed the Report and has made reasonable inquiry regarding its content and believes that, upon such inquiry, the information is accurate and truthful.

         231. Defendants shall notify the BMFEA within forty-eight (48) hours of any California resident death resulting from injuries, suicide, malnutrition, dehydration, diabetes or complications thereof, or pressure ulcers or complications thereof; any substantiated incident or allegations of staff abuse or neglect (as defined in the applicable state or federal regulations or statutes) of a resident; any resident transfer and admission to a hospital as a result of injury or accident at the skilled nursing facility; and any other issues covered by this PIFJ involving a resident which prompt a full internal investigation ("full internal investigation" is intended to refer to an investigation of an incident by the administration of the skilled nursing facility in which investigative documents are generated


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reflecting such things which may include, but are not limited to, witness statements, and any corrective or disciplinary actions taken; it is not intended to include such things as casual verbal inquiries). Defendants shall specify for each such death or incident: a) the full name and social security number of the resident; b) the date of death or incident; c) the names, positions, addresses, and telephone numbers of as many witnesses as is diligently discernible; and d) to the extent that such information is available to Defendants, a brief description of the events surrounding the death or incident.

         232. Within thirty (30) days of discovery, Defendants shall notify the BMFEA in writing of any ongoing investigation or legal proceeding conducted or brought by a governmental entity or its agents involving an allegation that any Covered Person has committed a crime or has engaged in fraudulent activities related to the provision of care to residents at Defendants' California skilled nursing facility. This notification shall include a description of the allegation, the identity of the investigating or prosecuting agency, and the status of such investigation or legal proceeding. Defendants shall also provide written notice to the BMFEA within thirty (30) days of the resolution of the matter, and shall provide the BMFEA with a description of the findings and/or results of the proceedings, if any.

         233. If DHS notifies any of the Defendants of a level F or higher deficiency or a class B, A or AA citation, Defendants shall notify the BMFEA of the notification. The notification to the BMFEA shall include:

                  (a) Within forty-eight (48) hours, a complete description of the deficiency or citation, including the relevant facts and persons involved; and (b) within thirty (30) days, Defendants' current actions and future plans of action for correction.

         234. Unless otherwise stated in writing subsequent to the Effective Date, all notifications and reports required under this PIFJ shall be submitted to the persons listed below by either personal service, certified mail, next-day courier, or fax:


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BMFEA:

          CLAUDE W. VANDERWOLD
          Deputy Attorney General
          Bureau of Medi-Cal Fraud and Elder Abuse
          1425 River Park Drive, Suite 300
          Sacramento, CA 95815
          Telephone: (916) 274-2905
          Facsimile: (916) 274-2929

Defendants:

          KEVIN S. ROSEN
          Attorney at Law
          Gibson, Dunn & Crutcher LLP
          333 South Grand Avenue
          Los Angeles, CA 90071
          Telephone: (213) 229-7635
          Facsimile: (213) 229-6635

          CALIFORNIA COMPLIANCE OFFICER
          Beverly Healthcare
          381 South Lexington Drive
          Folsom, CA 95630

          DOUGLAS J. BABB
          Executive Vice President - Law and Government Relations, and Secretary Beverly Enterprises, Inc.
          One Thousand Beverly Way
          Fort Smith, AR 72919

         Defendants shall provide the BMFEA with any changes to the above information within fifteen (15) days of any such change.

                  DD. NOTIFICATION WITHIN FORTY-EIGHT (48) HOURS

         235. Where there is a pre-existing requirement, pursuant to a statute or regulation to notify DHS in connection with a resident death or incident, Defendants shall also notify, in the same manner and to the same extent, the BMFEA within forty-eight (48) hours. Defendants shall specify for each such death or incident: a) the full name and social security number of the resident;
b) the date of death or incident; c) the names, positions, addresses, and telephone numbers of all diligently discernible witnesses; and d) to the extent that such information is available to the defendant, a brief description of the events surrounding the death or incident. Furthermore, where there exists a mandatory duty under Welfare and Institutions Code section 15630 to report an incident, in addition to notifying any required governmental agency, Defendants shall also, within forty-eight (48) hours,


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and in the same manner and to the same extent, notify BMFEA. Unless otherwise stated in writing subsequent to the Effective Date, the notifications to the BMFEA required in this paragraph shall be to:

              CHRISTOPHER J. RODRIGUEZ
              Assistant Chief of Investigations
              Office of the Attorney General
              Elder Abuse Prosecution Unit
              1455 Frazee Road, Suite 315
              San Diego, CA 92186
              Telephone: (619) 688-6162
              Facsimile: (619) 688-4200

                  DD. INSPECTION AND REVIEW

         236. All of the BMFEA's pre-existing inspection and review rights pursuant to California statutes and regulations shall be immediately complied with by Defendants at all times. In addition to any other rights the BMFEA may have by statute, regulation, or contract, the BMFEA, including its employees and its duly authorized agents and representatives, shall have the right to request, inspect, review, examine, and copy Defendants' books and records (including Monthly Scorecards), manuals, personnel records, residents' charts, and other documents and supporting materials related to patient care operations at any California skilled nursing facility, and/or conduct an on-site review of any of Defendants' California skilled nursing facilities, for the purpose of verifying and evaluating: a) Defendants' compliance with the terms of this PIFJ; and b) Defendants' compliance with the requirements of state and federal regulations and statutes applicable to California skilled nursing facilities which directly or indirectly affect the quality of care being provided to the residents of such facilities. The documentation described above shall be made available by Defendants to the BMFEA, including its employees and its duly authorized agents or representatives, at all reasonable times for inspection, audit, or reproduction. Furthermore, for purposes of this provision, the BMFEA, including its employees and its duly authorized agents or representatives, may interview any of Defendants' employees or contractors who consent to be interviewed at the individual's place of business during normal business hours or at such other place and time as may be mutually agreed upon between the individual and the BMFEA. Defendants agree to assist the BMFEA in contacting and arranging interviews with such individuals upon the BMFEA's request. Defendants' employees


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and contractors may elect to be interviewed with or without a representative of
Defendants present and/or an attorney.

         237. Defendants shall maintain for inspection each document and record directly relating to compliance with this PIFJ for five (5) years from the date of creation of each document or record (or longer if otherwise required by law).

                                       VI.

                      NOTIFICATION AND OPPORTUNITY TO CURE

         238. If the BMFEA obtains knowledge or a report of an alleged violation of this PIP then prior to seeking relief from the Court for a violation of this PIFJ (if the BMFEA believes that the nature of the violation and the surrounding circumstances justify seeking relief from the Court), the BMFEA shall serve a letter of notification on Defendants through Defendants' agents for service as designated herein, advising Defendants of the following:

                  a. the provision of this PIFJ believed to have been violated;

                  b. the general nature of the alleged violation;

                  c. at the sole discretion of the BMFEA, the facts and circumstances of the alleged violation; and

                  d. any suggested cure of such alleged violation, including the time frame in which such cure is expected to be implemented.

         239. The Defendants shall have fourteen (14) days after receipt of the letter of notification in which to serve a letter in response on the BMFEA regarding the issues raised in the BMFEA's letter of notification. The letter in response shall address each issue raised in the letter of notification, and shall include one or more of the following:

                  a. a plan of correction with respect to each alleged violation, including an anticipated date of completion;

                  b. an explanation of the circumstances;

                  c. any affirmative defenses;

                  d. any other information the Defendants believe to be relevant to the issues raised in the letter of notification.


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         240. If the BMFEA believes that the letter in response does not adequately resolve the alleged violations or any other issues raised in the letter of notification, the BMFEA shall "meet and confer" with the Defendants prior to seeking relief in this Court. "Meet and confer," for this purpose shall mean either meeting in person with opposing counsel, or speaking on the telephone with opposing counsel.

         241. If an agreement concerning the issues raised in the letter of notification or the letter in response cannot be reached by the parties, the parties are free to voluntarily stipulate to enter into any alternative dispute resolution process they may desire. The details of the terms and conditions of such alternative dispute resolution process shall be worked out by the parties and memorialized. However, nothing herein shall require the parties to resort to an alternative dispute resolution process rather than seeking relief with the Court.

         242. Any resolution proposed by the Defendants in their letter in response, or any actions taken by the Defendants with respect to the issues raised in the letter of notification, shall not operate to prohibit in any way the BMFEA's right to seek full relief from the Court after an attempt to meet and confer on the issues involved or Defendants' right to fully contest any such effort by the BMFEA. Any resolution proposed by the Defendants in their letter in response, or any actions taken by the Defendants with respect to the issues raised in the letter of notification, shall not provide a basis for any findings of, or remedies to be ordered by, the Court and shall not deprive Defendants of their rights to defend such action(s) on all available grounds.

         243. The service of the letter of notification as required herein shall operate to toll any and all applicable statutes of limitations, with respect to actions between the parties hereto, as well as the application of the affirmative defense of laches, in any proceeding or action brought by the BMFEA regarding such alleged violations of this PIFJ. Such tolling shall commence on the date of such service, and shall remain in effect until the meet and confer process has been completed. For the purposes of this provision, any party to this PIFJ may "complete" the meet and confer process in its sole discretion by serving notice to the other party. The date of service for the purpose of this provision shall be as set forth in the following schedule, according to the method of service:


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



                  a. by personal service: the date of personal service;

                  b. by first class mail, with certified, return receipt: the date the letter is deposited for collection by the United States Postal Service;

                  c. by next day courier: the date the letter is deposited for collection by the next day courier;

                  e. by fax: the date of the fax transmission, as evidenced by a fax confirmation report printed by the fax machine or by telephone confirmation obtained from the receiving party.

         244. The letter of notification shall be deemed to have been received by the Defendants on the dates set forth in the following schedule, according to the method of service:

                  a. by personal service: the date of personal service;

                  b. by first class mail, with certified, return receipt: the date the receipt is signed;

                  c. by next-day courier: the next business day after the date of collection by the next-day courier, excluding weekends and holidays; and

                  d. by fax: the date of the fax transmission, as evidenced by a fax confirmation report printed by the fax machine or by telephone confirmation obtained from the receiving party.

         245. Notwithstanding any of the provisions of this Section (Notification and Opportunity to Cure), if the BMFEA has good cause to believe that there are repeated, systemic or flagrant violations of an applicable statute or regulation, and that injury or harm to any of the residents in any of the Defendants' California skilled nursing facilities has occurred or is imminent, the BMFEA may seek relief in this Court, or take whatever other action otherwise authorized by law the BMFEA deems necessary to ensure the health and safety of residents at any California skilled nursing facility, without first complying with the other provisions of this Section. Whether such good cause exists shall be within the sole discretion of the BMFEA and there shall be a non-rebuttable presumption that any such decision by the BMFEA to ignore the Notification and Opportunity to Cure provisions set forth above and to proceed directly to the Court was based on good cause; provided that such


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presumption shall not provide a basis for any findings of, or remedies to be ordered by, the Court and shall not deprive Defendants of their rights to defend such action(s) on all appropriate grounds.

                                      VII.

                           DISCLOSURES AND PRIVILEGES

         246. Subject to California's Public Record Act (CPRA), Government Code
section 6250 et seq. provisions, Plaintiff shall make a reasonable effort to notify Defendants prior to any release by Plaintiff of information submitted by Defendants pursuant to its obligations under this PIFJ and identified upon submission by Defendants as trade secrets, commercial or financial information and privileged and confidential under the CPRA rules. With respect to the disclosure of such information, Defendant shall have all the rights set forth in the CPRA. Defendants shall refrain from identifying any information as trade secrets, commercial or financial information and privileged and confidential that does not meet the criteria for exemption from disclosure under the CPRA. Nothing in this PIFJ, or any communication or report made pursuant to this PIFJ, shall constitute or be construed as any waiver by Defendants of Defendants' attorney-client, work product or other applicable privileges. Notwithstanding that fact, the existence of any such privilege does not affect Defendants' obligation to comply with the provisions of this PIFJ.

                                      VIII.

                        MODIFICATION OF INJUNCTIVE RELIEF

         247. Defendants will not, unless agreed to by Plaintiff, seek modification of this PIFJ for at least five (5) years after the Effective Date of this PIFJ. Modification as used in this PIFJ includes termination of this PIFJ.

                                       IX

                                      COSTS

         248. Each party shall bear its own costs and attorney fees related to this PIFJ.


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



                                       X.

                                    PENALTIES

         249. Beverly Enterprises-California, Inc. shall pay the sum of two million dollars ($2,000,000.00) to Plaintiff as civil monetary penalties. One million dollars ($1,000,000.00) shall be paid to the BMFEA as provided in paragraph 250. One million dollars ($1,000,000.00) shall be paid to the Santa Barbara County District Attorney as provided in paragraph 251. Quarterly payments of two hundred and fifty thousand dollars ($250,000.00) shall be made to each payee beginning within one month of the Effective Date of the PIFJ and ending one year thereafter.

         250. The amount to be paid quarterly to the BMFEA, as set forth above, shall be paid by certified or cashier's check payable to the California State General Fund, and shall be delivered to Deputy Attorney General Claude W. Vanderwold, Bureau of Medi-Cal Fraud and Elder Abuse, 1425 River Park Drive, Suite 300, Sacramento, CA 95815.

         251. The amount to be paid quarterly to the Santa Barbara County District Attorney, as set forth above, shall be paid by certified or cashier's check, made payable to the "Treasurer/Tax Collector of the County of Santa Barbara" to be allocated to Budget Unit 021, Account 3350. Each quarterly payment shall be delivered to Marnie Pinsker, District Attorney Assistant Director, at 1105 Santa Barbara Street, Santa Barbara, CA 93101.

         252. Upon receipt of the total payment due herein, Plaintiff shall execute a partial satisfaction of judgment applicable to the payments which have been made. The signing and/or filing of any such partial satisfaction of judgment with respect to the payment having been made shall not operate to terminate the other terms of injunctive relief contained within this PIFJ.

                                       XI.

                              MISCELLANEOUS ORDERS

         253. Defendants and their partners, officers, directors, representatives, assigns, successors, subsidiaries, transferees, agents, employees, contractors, and subcontractors shall not intimidate or take any retaliatory action against any individual who cooperated with the investigation of this matter, and/or who cooperates with the BMFEA throughout the pendency of this PIFJ.

         254. This PIFJ shall take effect immediately upon the entry thereof


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


         255. The clerk shall enter this PIFJ forthwith.

         FOR GOOD CAUSE SHOWN, THE FOREGOING PROVISIONS SHALL BE THE ORDER OF THIS COURT.

IT IS SO ORDERED.


DATED:       AUG 01 2002                            J. WILLIAM McLAFFERTY
        ---------------------                   ------------------------------
                                                JUDGE OF THE SUPERIOR COURT









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